SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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Hovnanian Enterprises, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HOVNANIAN ENTERPRISES, INC. 110 West Front Street, P.O. Box 500, Red Bank, N.J. 07701 (732) 747-7800

February 4, 2009

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders, which will be held on Thursday, March 19, 2009, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. The meeting will start promptly at 10:30 a.m.

     In accordance with the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet, the Company is primarily furnishing proxy materials to our shareholders of Class A Common Stock and registered shareholders of Class B Common Stock on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Shareholders for fiscal 2008) to each of those shareholders. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower costs, and reduce the environmental impact of our annual meeting. If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet, by telephone or by mail. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

     We anticipate that the Notice will be mailed to our shareholders on or about February 4, 2009, and will be sent by electronic mail to our shareholders who have opted for such means of delivery on or about February 4, 2009.

     All shareholders of record of Class B Common Stock who hold in nominee name have been sent a full set of proxy materials, including a proxy card. As in the past, shareholders of record of Class B Common Stock held in nominee name will only be able to vote by returning the enclosed proxy card in the envelope provided for this purpose or by voting in person at the Company’s 2009 Annual Meeting.

     Attached to this letter is a Notice of Annual Meeting of Shareholders and Proxy Statement, which describes the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

     It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card or, if applicable, register your vote via the Internet or by telephone according to the instructions on the proxy card. If you attend the meeting, you may still choose to vote your shares personally even though you have previously designated a proxy.

     We sincerely hope you will be able to attend and participate in the Company’s 2009 Annual Meeting. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.

Sincerely yours, Kevork S. Hovnanian Chairman of the Board

PROXY VOTING METHODS

     If at the close of business on January 22, 2009, you were a shareholder of record or held shares through a broker or bank, you may vote your shares as described below or you may vote in person at the Annual Meeting. To reduce our administrative and postage costs, we would appreciate if shareholders of Class A Common Stock and registered shareholders of Class B Common Stock would please vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 1 of the Proxy Statement. If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on March 18, 2009 to be counted unless otherwise noted below.

To vote by proxy:

Shareholders of Class A Common Stock and Registered Shareholders of Class B Common Stock:

BY INTERNET
  Go to the website at www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
  You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE
  From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
  You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials in order to vote by telephone.

BY MAIL
  Request a proxy card from us by following the instructions on your Notice Regarding the Availability of Proxy Materials.
  When you receive the proxy card, mark your selections on the proxy card.
  Date and sign your name exactly as it appears on your proxy card.
  Mail the proxy card in the postage-paid envelope that will be provided to you.
  Mailed proxy cards must be received no later than March 18, 2009 to be counted for the Annual Meeting.

Shareholders of Record of Class B Common Stock held in Nominee Name
  Nominees of shareholders of Class B Common Stock may only appoint proxies by signing, dating and returning the enclosed proxy card in the envelope provided.
  Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed and received not less than 3 nor more than 20 business days prior to March 19, 2009.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

HOVNANIAN ENTERPRISES, INC.

_____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 4, 2009
_____________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Thursday, March 19, 2009, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:30 a.m. for the following matters:

1.	The election of directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified;
2.	The ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2009;
3.	The transaction of such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposal 2.
     Only shareholders of record at the close of business on January 22, 2009 are entitled to notice of, and to vote at, the Annual Meeting. Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, proxy card(s) and the Company’s Annual Report for the year ended October 31, 2008.
     To ensure your shares are voted, if you are a shareholder of Class A Common Stock or a registered shareholder of Class B Common Stock, you may vote your shares over the Internet, by telephone, or by requesting a paper proxy card to complete, sign and return by mail. These voting procedures are described on the preceding page and on the proxy card.
     If you are a shareholder of record of Class B Common Stock held in nominee name, you may only appoint proxies to vote your shares by signing, dating and returning the enclosed proxy card in the envelope provided.
     All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy card and return it promptly, or, if applicable, to register their vote via the Internet or by telephone according to the instructions on the preceding page and the proxy card.

By order of the Board of Directors,
PETER S. REINHART
Secretary
February 4, 2009

     If you are a shareholder of record and you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card or, if applicable, so indicate when designating a proxy via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notice to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Peter S. Reinhart, Secretary, and enclose evidence of your ownership (such as a letter from the bank, broker or other intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. If you do not plan to attend the Annual Meeting, please designate a proxy by mail or, if applicable, via the Internet or by telephone. If you choose to vote by mail, please complete, sign and date the enclosed proxy card and return it promptly so that your shares will be voted. If you have received a hard copy of the proxy materials, the enclosed envelope requires no postage if mailed in the United States.

HOVNANIAN ENTERPRISES, INC.
110 WEST FRONT STREET
P.O. BOX 500
RED BANK, NEW JERSEY 07701

______________________

PROXY STATEMENT
______________________

GENERAL
     The accompanying proxy is solicited on behalf of the Board of Directors of Hovnanian Enterprises, Inc. (the “Company”, “we”, “us”, or “our”) for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof.
     Shares represented by properly executed proxies, that are received or executed in time and not revoked will be voted in accordance with the specifications thereon. If no specifications are made, the persons named in the accompanying proxy card(s) will vote the shares represented by such proxies for the Board of Directors’ slate of directors; for the ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2009 and as recommended by the Board of Directors, unless contrary instructions are given. Any person may revoke a previously designated proxy at any time before it is exercised by delivering written notice of revocation to Peter S. Reinhart, Secretary, by delivering a later-dated proxy, or by voting in person at the Annual Meeting. Please note that attendance at the Annual Meeting will not by itself revoke a proxy.

VOTING RIGHTS AND SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The record date for the determination of shareholders entitled to vote at the meeting was the close of business on January 22, 2009. As of that date, the outstanding voting securities of the Company consisted of 62,526,271 shares of Class A Common Stock, each share entitling the holder thereof to one vote, and 14,639,746 shares of Class B Common Stock, each share entitling the holder thereof to ten votes. Other than as set forth in the table below, there are no persons known to the Company to be the beneficial owners of shares representing more than 5% of either the Company’s Class A Common Stock or Class B Common Stock.
     The following table sets forth as of January 22, 2009 (1) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by holders of more than 5% of either the Class A Common Stock or the Class B Common Stock of the Company and (2) the Class A Common Stock, Class B Common Stock and Depositary Shares of the Company beneficially owned by each Director, each nominee for Director, each executive officer named in the tables set forth under “Executive Compensation” below and all Directors and executive officers as a group:

	Class A Common Stock (1)		Class B Common Stock (1)		Depositary Shares (1)(3)
	Amount and		Amount and		Amount and
Directors, Nominees for Director, Certain	Nature of	Percent	Nature of	Percent	Nature of	Percent
Executive Officers, Directors and Executive	Beneficial	of	Beneficial	of	Beneficial	of
Officers as a Group and Holders of More Than 5%	Ownership	Class (2)	Ownership	Class (2)	Ownership	Class (2)
Kevork S. Hovnanian (4)	7,567,392	12.10%	7,165,926	48.95%	—	—
Ara K. Hovnanian (5)	5,736,237	8.91%	988,915	6.76%	—	—
Paul W. Buchanan (6)	84,981.14%		—	—	—	—
Robert B. Coutts	21,223.03%		—	—	—	—
Edward A. Kangas	60,555.10%		—	—	—	—
Joseph A. Marengi	31,223.05%		—	—	—	—
Peter S. Reinhart	68,050.11%		—	—	3,000	0.1%
Peter S. Reinhart as Trustee of the
Sirwart Hovnanian 1994 Marital Trust (7)	—	—	5,210,091	35.59%	—	—
John J. Robbins	43,779.07%		—	—	—	—
J. Larry Sorsby	311,802.50%		—	—	—	—
David Valiaveedan	1,367.002%		—	—	—	—
Stephen D. Weinroth	101,055.16%		4,500.03%		—	—
Capital Group International, Inc. (8)	3,903,900	6.24%	—	—	N/A	N/A
EARNEST Partners, LLC (9)	5,352,802	8.56%	—	—	N/A	N/A
T. Rowe Price Associates, Inc. (10)	4,753,880	7.60%	—	—	N/A	N/A
All Directors and executive officers as a
group (11 persons)	14,027,664	21.72%	13,369,432	91.32%	3,000	0.1%
(1)  The figures in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally attributes ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Common Stock that may be acquired within 60 days upon exercise of outstanding stock options are deemed to be outstanding.  Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Except as indicated in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days, whether or not in-the-money, include the following: K. Hovnanian (0), A. Hovnanian, (1,750,000), P. Buchanan (32,500), R. Coutts (2,333) E. Kangas (3,667), J. Marengi (2,333), P. Reinhart (22,500), J. Robbins (7,333), J. Sorsby (230,000), S. Weinroth (13,667), and all Directors and executive officers as a group (2,064,333). Shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days is zero. The stock options amounts exclude options forfeited by Mr. A. Hovnanian and Mr. J. Sorsby in December 2008 and by the non-employee Directors in January 2009 and as discussed under the “Actions for Fiscal 2009” section of the “Compensation Discussion and Analysis.”

     On July 29, 2008, the Company’s Board of Directors declared a dividend of one Preferred Stock Purchase Right for each outstanding share of Class A and Class B Common Stock. The dividend was paid to stockholders of record on August 15, 2008. Subject to the terms, provisions and conditions of the Rights Plan, if the Preferred Stock Purchase Rights become exercisable, each Preferred Stock Purchase Right would initially represent the right to purchase from the Company one ten-thousandth of a share of Series B Junior Preferred Stock for a purchase price of $35.00. However, prior to exercise, a Preferred Stock Purchase Right does not give its holder any rights as a stockholder, including without limitation, any dividend, voting or liquidation rights.
(2)  Based upon the number of shares outstanding plus options currently exercisable or exercisable within 60 days held by each such Director, nominee, executive officer or holder.
(3)  Each Depositary Share represents 1/1,000th of a share of 7.625% Series A Preferred Stock.
(4)  Includes 190,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian and over which Ms. Hovnanian has sole power to dispose of and vote shares. Mr. Hovnanian disclaims beneficial ownership of such shares.
(5)  Includes 223,587, shares of Class B Common Stock held in a grantor retained annuity trust (the “AKH GRAT”) for which Ara K. Hovnanian is trustee, 372,116 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family related trusts as to which Ara K. Hovnanian has shared voting power and shared investment power and 37,374 shares of Class A Common Stock and 142,274 shares of Class B Common Stock held by Mr. Hovnanian’s wife and children. Ara K. Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in the AKH GRAT and such other accounts and trusts.
(6)  Includes 52,481 shares of Class A Common Stock that are held jointly with Mr. Buchanan’s spouse, Gail R. Buchanan. Paul W. Buchanan and Gail R. Buchanan share voting and investment power with respect to such shares.
(7)  Includes 4,833,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the “Limited Partnership”). Peter S. Reinhart, as trustee of the Sirwart Hovnanian 1994 Marital Trust (the “Marital Trust”), is the managing general partner of the Limited Partnership and as such has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership, as well as of the 376,265 shares of Class B Common Stock held directly by the Marital Trust. Mr. Reinhart disclaims beneficial ownership of the shares held by the Limited Partnership and the Marital Trust.
(8)  Based solely upon information contained in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 1, 2008. As of December 31, 2007, Capital Group International, Inc., as the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities, had sole voting power with respect to 3,291,600 shares and sole investment power with respect to 3,903,900 shares of Class A Common Stock. Capital International Limited, as the investment manager of various institutional accounts, had sole voting power with respect to 2,963,700 shares and sole investment power with respect to 3,374,000 shares of Class A Common Stock. Address: 11100 Santa Monica Blvd., Los Angeles, California 90025.
(9)  Based solely upon information contained in a statement on Schedule 13G/A filed with the Securities and Exchange Commission on January 31, 2008. As of December 31, 2007, EARNEST Partners, L.L.C. had sole voting power with respect to 1,824,199 shares, shared voting power with respect to 1,440,581 shares and sole investment power with respect to 5,352,802 shares of Class A Common Stock. Address: 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.
(10) Based solely upon information contained in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008. As of December 31, 2007, T. Rowe Price Associates, Inc. had sole voting power with respect to 1,222,450 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 4,753,880 shares and shared dispositive power with respect to zero shares of Class A Common Stock. Address: 100 E. Pratt Street, Baltimore, Maryland 21202.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, persons who own more than 10% of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”) or NASDAQ, as applicable. These Reporting Persons are required by SEC rules to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC, the NYSE and NASDAQ.
     Based solely on the Company’s review of copies of the forms and amendments of forms it has received and written representations from the Company’s officers and directors, the Company believes that, with respect to the fiscal year ended October 31, 2008, all the Reporting Persons complied with all applicable filing requirements except that (1) a Form 4 was filed late on behalf of Mr. Ara K. Hovnanian for one exercise of options to acquire shares of Class A Common Stock and (2) a Form 3 was filed late on behalf of Mr. Peter S. Reinhart, as Trustee of the Sirwart Hovnanian 1994 Marital Trust, in connection with his deemed acquisition of voting power and dispositive power over securities held by that Trust as a result of the resignation of another trustee of the Trust; however, no Company equity securities were reportable as beneficially owned by Mr. Reinhart because of his trustee position.

(1) ELECTION OF DIRECTORS

     The Company’s Restated By-laws provide that the Board of Directors shall consist of up to eleven Directors who shall be elected annually by the shareholders. The Company’s Amended Certificate of Incorporation requires that at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent, as defined therein.
     Under the rules of the NYSE, listed companies that have a controlling shareholder are not required to have a majority of independent directors, as defined by NYSE rules. Because Mr. K. Hovnanian and members of his immediate family hold more than 50% of the voting power of the Company, the Company is a controlled company within the meaning of the rules of the NYSE.
     The Board of Directors has determined that a Board of Directors consisting of the eight nominees listed below is the best composition in order to satisfy both the independence requirements of the Company’s Amended Certificate of Incorporation as well as the rules of the NYSE.
     The following individuals are nominated to serve as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Director should become unavailable to serve as a Director, it is intended that the shares represented by proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Board of Directors

			Year First Became
Name	Age	Company Affiliation	a Director
Kevork S. Hovnanian	85	Chairman of the Board & Director	1967
Ara K. Hovnanian	51	President, Chief Executive Officer,	1981
		Vice Chairman of the Board & Director
Robert B. Coutts	58	Director	2006
Edward A. Kangas	64	Director	2002
Joseph A. Marengi	55	Director	2006
John J. Robbins	69	Director	2001
J. Larry Sorsby	53	Executive Vice President, Chief Financial	1997
		Officer, Treasurer & Director
Stephen D. Weinroth	70	Director	1982

Board of Directors — Nominees’ Biographies

Mr. K. Hovnanian is the founder of the Company and has served as Chairman of the Board since its original incorporation in 1967. He served as Chief Executive Officer from 1967 through July 1997. In 1996, the New Jersey Institute of Technology awarded Mr. Hovnanian a President’s Medal for “Distinguished Achievement to an Outstanding Entrepreneur”. In 1992, Mr. Hovnanian was granted one of five nationwide Harvard Dively Awards for Leadership in Corporate Public Initiatives.

Mr. A. Hovnanian has been Chief Executive Officer since July 1997 after being appointed President in 1988 and Executive Vice President in 1983. Mr. A. Hovnanian joined the Company in 1979 and has been a Director of the Company since 1981. Mr. A. Hovnanian is the son of Mr. K. Hovnanian.

Mr. Coutts retired from the position of Executive Vice President of Lockheed Martin Corporation (NYSE), which he held from 2000 to 2008. Mr. Coutts was President and COO of the former Electronics Sector of Lockheed Martin. He was elected an officer by the Board of Lockheed Martin in December 1996. Mr. Coutts held management positions with General Electric Corporation (NYSE) from 1972-1993, and was with GE Aerospace when it became part of Lockheed Martin in 1993. Mr. Coutts is the retired Chairman of Sandia Corporation, a subsidiary of Lockheed Martin Corp., and is a member of the Board of The Stanley Works (NYSE) and the Baltimore Symphony Orchestra. Mr. Coutts is also currently the CEO and Deputy Chairman of the Association of the U.S. Army (AUSA) Council of Trustees and a member of the Board of Overseers, College of Engineering, Tufts University. He was elected Director of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Compensation Committee.

Mr. Kangas was Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from December 1989 to May 2000, when he retired. He also serves on the Boards of United Technologies Corp. (NYSE), Eclipsys, Inc. (NASDAQ), Tenet Healthcare Corporation, Inc. (NYSE), and Intuit, Inc. (NASDAQ). Mr. Kangas is the immediate past Chairman of the Board of the National Multiple Sclerosis Society. Mr. Kangas was elected as a Director of the Company in September 2002, is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation and Corporate Governance Committees.

Mr. Marengi, since July 2007, serves as a Venture Partner for Austin Ventures. Prior to that date, Mr. Marengi served as senior vice president for Dell Inc.’s (NASDAQ) Commercial Business Group. In this role, Mr. Marengi was responsible for the Dell units serving medium business, large corporate, government, education and healthcare customers in the United States. Mr. Marengi joined Dell in July 1997 from Novell Inc. (NASDAQ), where he was president and chief operating officer. He joined Novell in 1989 and moved through successive promotions to become executive vice president of worldwide sales and field operations. He is also an outside Director for Quantum Corporation (NYSE) and serves as Chairman of the Board for Entorian Technologies, Inc. (NASDAQ). He was elected Director of Hovnanian Enterprises, Inc. in March 2006 and is member of the Company’s Corporate Governance Committee.

Mr. Robbins was a managing partner of the New York Office of Kenneth Leventhal & Company and executive committee partner, retiring from the firm in 1992. He was made a partner of Kenneth Leventhal & Company in 1973. Mr. Robbins has been a Trustee of Keene Creditors Trust since 1996. He was Director and the Chairman of the Audit Committee of Raytech Corporation from May 2003 until March 2007, and a Director and Chairman of the Audit Committee of Texas Petrochemicals Inc. since May 2006. Mr. Robbins was elected as a Director of the Company in January 2001, and is a member of the Company’s Audit Committee.

Mr. Sorsby has been Chief Financial Officer of the Company since 1996, Executive Vice President since November 2000, and Treasurer since August 2008, a position he also held from March 1991 to July 2000. Mr. Sorsby was also Senior Vice President from March 1991 to November 2000 and was elected as a Director of the Company in 1997.

Mr. Weinroth was, until mid-2008, Managing Member of Hudson Capital Advisors, LLC, a private equity merchant banking firm and Chairman of the Board of Cyalume Technologies, Inc., a manufacturer of military and safety equipment. From 1989 to 2003, he served as co-Chairman and head of the Investment Committee at First Britannia Mezzanine N.V., a European private investment firm. He is Chairman of the Board Emeritus of Core Laboratories, N.V. (NYSE), a global oil field service company where he had previously been Chairman of the Board. He has been Vice Chair of the Central Asian American Enterprise Fund, and is Vice Chairman of its successor the US Central Asia Education Foundation, and Chairman of the Board of The Joyce Theatre Foundation Inc., as well as a recently retired Trustee of the Horace Mann School. Mr. Weinroth has been a Director of the Company since 1982, is a member of the Company’s Audit Committee, and Chairman of the Company’s Compensation and Corporate Governance Committees.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS
     During the year ended October 31, 2008, the Board of Directors held four regularly scheduled meetings and three telephonic meetings. In addition, Directors considered Company matters and had communications with the Chairman and Vice Chairman of the Board of Directors and others outside of formal meetings. Directors are expected to attend the Annual Meeting of Shareholders, but the Company does not have a formal policy with respect to attendance. Seven of the eight members of the Board of Directors attended the Annual Meeting of Shareholders held on March 31, 2008.

Audit Committee
     During the year ended October 31, 2008, the members of the Audit Committee of the Board of Directors were Messrs. Kangas, Robbins and Weinroth. The Audit Committee is currently chaired by Mr. Kangas and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company’s independent registered public accounting firm and meeting with them to review the results of their work as well as their recommendations. The Audit Committee selects the Company’s independent registered public accounting firm and also approves and reviews their fees. During the year ended October 31, 2008, the Audit Committee met on four occasions and held eight telephonic meetings. The Audit Committee also authorizes staffing and compensation of the Internal Audit Department. The Vice President of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company’s compliance with certain Company procedures which are designed to enhance management’s understanding of operating issues and the results of the Audit Department’s annual audits of the various aspects of the Company’s business. In fiscal 2008, the Audit Department issued sixteen traditional audit reports and performed five Sarbanes-Oxley Section 404 reviews. The Company’s Chief Accounting Officer reports directly to the Audit Committee on significant accounting issues. For additional information related to the Audit Committee, see “The Audit Committee” below.

Compensation Committee
     During the year ended October 31, 2008, the members of the Compensation Committee of the Board of Directors were Messrs. Weinroth, Kangas, and Coutts. The Compensation Committee is currently chaired by Mr. Weinroth and is responsible for reviewing salaries, bonuses, and other forms of compensation for the Company’s senior executives, key management employees, and non-employee Directors, and is active in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria used and factors considered by the Compensation Committee in reviewing and determining executive compensation, see “The Compensation Committee” and “Compensation Discussion and Analysis” below. During the year ended October 31, 2008, the Compensation Committee met on four occasions and held four telephonic meetings.

Corporate Governance
     On December 12, 2005, the Board of Directors approved the establishment of a Corporate Governance Committee, although the Company is not required to have such committee because it is a controlled company under the rules of the NYSE. During the year ended October 31, 2008, the members of the Corporate Governance Committee of the Board of Directors were Messrs. Weinroth, Kangas and Marengi. The Corporate Governance Committee is responsible for reviewing and recommending corporate governance matters and other Board-related policies. The Corporate Governance Committee also oversees the annual performance evaluation of the Board and its Committees, the Board’s periodic review of the Company’s Corporate Governance Guidelines (“Guidelines”) and compliance with the Company’s Related Person Transaction Policy. During the year ended October 31, 2008, the Corporate Governance Committee met on three occasions and held no telephonic meetings.
     The Guidelines require that the Board of Directors conduct a self-evaluation at least annually, and as circumstances otherwise dictate. In conjunction with the self-evaluation, the Board of Directors reviews the qualifications and effectiveness of the existing Board of Directors and allows for each board member to make comments or recommendations regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members. Among other factors, the Board of Directors generally considers the size of the Board of Directors best suited to fulfill its responsibilities, the Board of Directors’ overall membership composition to ensure the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds, the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.
     The Company does not have a Nominating Committee. The Company is not required to have such a committee because it is a controlled company under the rules of the NYSE. Therefore, the Company does not have a specific policy regarding shareholder nominations of potential directors to the Board of Directors, other than through the process described under “Shareholder Proposals for the 2010 Annual Meeting” below. Possible nominees to the Board of Directors may be suggested by any Director and given to the Chairman of the Board. The Company’s Restated By-laws provide that Directors need not be shareholders. Each year, the Chairman of the Board of Directors, who is also the controlling shareholder, recommends a slate of directors to be nominated for election at the annual shareholders’ meeting, which is then approved by the Board of Directors. Vacancies on the Board of Directors, other than those resulting from removal by shareholders, may be filled by action of the Board of Directors after recommendation by the Chairman of the Board.
     As of the 120th calendar day prior to February 19, 2009, the Board of Directors had not received any recommendation for the nomination of a candidate to the Board of Directors by any shareholder or group of shareholders that at such time held more than 5% of the Company’s voting stock for at least one year.

VOTE REQUIRED

     The election of the nominees to the Company’s Board of Directors for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified, requires that each director be elected by a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2009 Annual Meeting. In determining whether each director has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because such shares are not votes cast.
     Mr. K. Hovnanian and certain members of his family have informed the Company that they intend to vote in favor of the nominees named in this proposal. Because of the voting power of Mr. K. Hovnanian and such members of his family, this proposal is assured passage.
     Our Board of Directors recommends that shareholders vote FOR the election of the nominees named in this proposal to the Company’s Board of Directors.

(2) RATIFICATION OF THE SELECTION OF AN INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     On January 5, 2009, the Audit Committee of the Board of Directors of the Company dismissed Ernst & Young LLP as the independent registered public accounting firm for the Company. Ernst & Young LLP’s reports on the financial statements of the Company for the fiscal years ended October 31, 2007 and 2008 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended October 31, 2007 and 2008, and through January 5, 2009, (1) there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its reports on the financial statements of the Company for such years, and (2) there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
     Also on January 5, 2009, the Audit Committee of the Company’s Board of Directors appointed Deloitte & Touche LLP as the independent registered public accounting firm for the Company as of and for the fiscal year ending October 31, 2009. This appointment followed a solicitation and review process conducted by the Company’s Audit Committee.
     During the fiscal years ended October 31, 2007 and 2008, and through January 5, 2009, (1) Deloitte & Touche LLP had not been engaged as the principal accountant of the Company to audit its financial statements or as an independent accountant to audit a significant subsidiary of the Company, and (2) the Company had not consulted with Deloitte & Touche LLP regarding (a) the application of accounting principles to any completed or proposed transaction, (b) the type of audit opinion that might be rendered on the Company’s financial statements for such periods, or (c) any other accounting, auditing or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
     The selection of an independent registered public accounting firm to examine financial statements of the Company made available or transmitted to shareholders and filed with the SEC for the year ending October 31, 2009 is submitted to this Annual Meeting of Shareholders for ratification. Deloitte & Touche LLP has been selected by the Audit Committee of the Company to examine such financial statements. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a new independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
     The Company has been advised that representatives of Deloitte & Touche LLP and Ernst & Young LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires.

VOTE REQUIRED

     Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine financial statements of the Company for the year ending October 31, 2009, requires the majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, present in person or by proxy at the 2009 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because such shares are not votes cast.
     Mr. K. Hovnanian and certain members of his family have informed the Company that they intend to vote in favor of this proposal. Because of the voting power of Mr. K. Hovnanian and such members of his family, this proposal is assured passage.
     Our Board of Directors recommends that shareholders vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

THE COMPENSATION COMMITTEE
     The Compensation Committee of the Board of Directors (the “Committee”) is the principal overseer of the Company’s various policies and procedures related to executive compensation. The Committee meets at least three times a year to discuss industry trends with regard to overall compensation issues and consults with outside compensation consultants as needed. The Committee is governed by its Charter which is available on the Company’s public website (www.khov.com).

Areas of Responsibility
     The Committee, in conjunction with the Board of Directors and with management’s input, shapes the Company’s executive compensation philosophy and objectives. In particular, the Committee is charged with:

  Reviewing, at least annually, the salaries, bonuses and other forms of compensation, including stock option grants, for the Company’s senior executives (which include the named executive officers (“NEOs”) for whom compensation is reported in the tables below);
  Reviewing, at least annually, compensation paid to the Company’s non-employee Directors;
  Participating in the review of compensation of other key employees of the Company as may be directed by the Board of Directors or by management;
  Periodically reviewing the Company’s policies and procedures pertaining to the Company’s equity award plans and forms of equity grants to all employees and non-employee Directors, employee benefit plans (for example, the 401(k) plan and deferred compensation plans), the Chief Executive Officer’s severance agreement, executive perquisites, and forms of equity grants to all employees and non- employee directors; and
  Fostering good corporate governance practices as they relate to executive compensation.

     These areas of responsibilities are discussed in more detail below under “Compensation Discussion and Analysis.” During the fiscal year ended October 31, 2008, the members of the Committee were all independent, non-employee directors and the Committee met on four occasions and held four telephonic meetings.

Compensation Review Process for the Named Executive Officers
     The Committee, in conjunction with the Board of Directors and with management’s input, is responsible for making decisions related to the overall compensation of the NEOs.
     At least annually, the Committee establishes objective financial measures for determining bonus awards to the NEOs. The Committee also considers salary, employee benefits, and discretionary bonus awards, if any, for the NEOs.
     In determining overall compensation for the NEOs, the Committee may consult with other members of the Board of Directors, including the Chairman of the Board, the President and Chief Executive Officer (“CEO”), and the Chief Financial Officer (“CFO”) of the Company. These individuals often provide the Committee with insight on the overall performance of executives, including the achievement of personal objectives, if any, rather than relying solely on the Company’s financial performance measures in determining their compensation. The Committee also engages an outside compensation specialist related to various compensation issues.

Outside Compensation Consultant
     Since October 2003, the Committee has engaged Pearl Meyer & Partners (“PM&P”) as the Committee’s outside compensation consultant. PM&P does not provide any other services to the Company unless approved by the Committee. In fiscal 2008, PM&P assisted the Committee with its review and design of the Company’s annual bonus and long-term incentive plans for the NEOs in order to reflect modifications in the Company’s objectives due to declining market conditions in the homebuilding industry. The analysis also included a review of the compensation of similar executive positions among the Company’s peer group of 11 publicly-traded homebuilding companies (the “Peer Group”). See “Peer Group Considerations” of the Compensation Discussion and Analysis below for a list of the companies in the Company’s Peer Group.

     The Committee’s primary objective for engaging PM&P is to obtain advice and feedback related to maintaining programs that provide compensation opportunities within the median range of the Peer Group for comparable financial performance. The Committee may also instruct PM&P to provide assistance in fostering an overall compensation program that aligns with its compensation philosophy to guide, motivate, retain and reward its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals, including increased long-term shareholder value in the context of a challenging business environment. The Company also periodically participates in a homebuilding industry group compensation survey that is conducted by PM&P and which provides valuable information to the Committee in assessing its competitive pay levels.
     The Committee weighs the information gathered from PM&P and the members of the Board and management it has consulted in conjunction with its review of other information it considers relevant when making decisions or making recommendations to the full Board regarding executive compensation.

Board Communication
     The Company’s Board of Directors is updated at least quarterly of any compensation decisions or recommendations made by the Committee and the Committee requests feedback from the Board of Directors regarding specific compensation issues as it deems necessary.

Compensation Committee Report
     The Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with the Company’s management. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended October 31, 2008.

COMPENSATION COMMITTEE

Stephen D. Weinroth, Chair
Robert B. Coutts
Edward A. Kangas

Compensation Committee Interlocks and Insider Participation
     During the fiscal year ended October 31, 2008, the members of the Compensation Committee were Messrs. Weinroth, Kangas, and Coutts. Each of Messrs. Weinroth, Kangas, and Coutts are non-employee Directors and were never officers or employees of the Company or any of its subsidiaries.

COMPENSATION DISCUSSION AND ANALYSIS

I. COMPENSATION PHILOSOPHY AND OBJECTIVES
     The Compensation Committee, in conjunction with the Board of Directors and with senior management, has been instrumental in shaping the Company’s compensation philosophy and objectives because of its responsibilities and oversight of the Company’s various policies and procedures concerning executive compensation.
     The four primary objectives that the Committee considered in making compensation decisions are discussed below. In making compensation related decisions, the Committee also considered its role in promoting good corporate governance practices.

Primary Objectives for the Compensation Program
     The Company’s primary objectives for compensating its executives are as follows:
1.	To fairly compensate its executives in a manner that is appropriate with respect to their performance, level of responsibilities, abilities, and skills;
2.	To offer compensation that guides, motivates, retains, and rewards its executives for the achievement of the Company’s financial performance, strategic initiatives, and individual goals, including increased long-term shareholder value;
3.	To maintain competitive pay for its executives so that it retains its talent pool and, at the same time, has the ability to attract new and highly-qualified individuals to join the organization as it grows or in the event of succession or replacement of an executive; and
4.	To ensure suitability of the reward system in a challenging business environment.

Tailored Compensation
     Consistent with these objectives, the Company’s compensation philosophy also takes into consideration the very unique roles played by each of the named executive officers for whom compensation is reported in the tables below (“NEOs”) and seeks to individually tailor their compensation packages to align their pay mix and pay levels to their contributions to, and positions within, the Company. For example:

  Chairman of the Board: The Company’s founder, Mr. Kevork Hovnanian, has served as the Chairman of the Board of Directors since the Company’s inception in 1959. Since Mr. K. Hovnanian owns a significant percentage of the voting power of the Company’s issued and outstanding shares, his compensation package emphasizes cash compensation rather than equity awards.
  CEO: The CEO’s compensation package differs from those of the other NEOs due to his unique role and elevated set of responsibilities. Because the CEO makes executive decisions that influence the direction, stability, and profitability of the Company, his overall compensation is intended to strongly align with objective financial measures of the Company.
  CFO: The Committee recognizes that the role of the CFO, similar to the CEO, is important in influencing the direction, stability, and profitability of the Company. Therefore, a significant portion of the CFO’s overall compensation is also aligned with objective financial measures of the Company.
  Other NEOs: The Company’s Senior Vice President - Chief Accounting Officer, Paul W. Buchanan, and Senior Vice President – General Counsel, Peter S. Reinhart, have, as result of their respective positions, less direct influence on the Company’s strategic and operational decisions as compared to the Chairman of the Board, CEO and CFO. Therefore, overall compensation for these NEOs reflects both objective financial measures of the Company and the attainment of personal objectives (as determined by the CFO and the CEO, who may consult with other members of senior management).

Variable Incentive Compensation & Discretionary Awards
     The Company’s compensation philosophy emphasizes variable incentive compensation elements (bonus and long-term incentives) that reflect the Company’s financial and stock performance. For executives who report to the CEO or CFO, the variable compensation elements also include personal performance objectives. For all executive officers, the Committee retains the flexibility to adjust incentive awards downward or to consider discretionary bonus awards. Discretionary awards may be appropriate, for example, to reward progress toward strategic objectives or to reflect strong leadership while addressing industry-wide market conditions or to serve as a retention bonus for valued executives.

Peer Group Considerations
     As context for setting compensation levels and practices, the Committee considered the compensation levels and practices of its Peer Group companies, as well as survey data. The Company’s Peer Group includes the following 11 publicly-traded homebuilding companies: (1) Beazer Homes USA, Inc.; (2) Centex Corporation; (3) D.R. Horton, Inc.; (4) KB Home; (5) Lennar Corporation; (6) M.D.C. Holdings, Inc.; (7) NVR, Inc.; (8) Pulte Homes, Inc.; (9) Ryland Group, Inc.; (10) The Standard Pacific Corp.; and (11) Toll Brothers, Inc. The companies in the Peer Group have not changed since 2003 and have been selected by PM&P because of their comparable business profile. The Company and PM&P will continue to review the appropriateness of the Peer Group composition. Because the compensation structure for each of the NEOs is uniquely tailored to his position, the extent to which such Peer Group benchmarking data is considered is described below for each individual NEO.

Market Conditions Considerations
     In determining overall compensation for the NEOs, the Committee also takes into account leadership abilities and risk management contributions, which are especially critical during difficult market conditions.
     During fiscal 2008, the homebuilding industry has continued to be impacted by a lack of consumer confidence, increasing home foreclosure rates and large supplies of resale and new home inventories. The result has been weakened demand for new homes, slower sales, higher than normal cancellation rates, and increased price discounts and other sales incentives to attract homebuyers.
      The heightened importance of cash flow and liquidity, as well as the Company’s budget cuts and downsizing were considered by the Committee in making executive compensation decisions for fiscal 2008. As a result, the Chairman of the Board and the CEO did not receive any salary increase for fiscal 2008 and their 2008 annual bonus formulas were reoriented to focus more on cash flow and liquidity. The CFO’s bonus formula was similarly reoriented and the CFO received a market adjustment in his salary for fiscal 2008 as described in greater detail below. For the reasons discussed below, the other NEOs’ fiscal 2008 bonus formulas remained the same as fiscal 2007 and their salary adjustments reflect increases of less than 3% from the prior fiscal year.
     As discussed in the fiscal 2007 Compensation Discussion and Analysis and below, each NEO has been offered the opportunity to earn a one-time retention bonus equal to 3% of such NEOs’ fiscal year end 2007 base salary if the NEO remains employed with the Company through the end of the fiscal year in which the Company’s Return on Average Common Equity (“ROACE”) for the fiscal year for which the bonus is to be paid returns to 20%. At the end of fiscal 2008, the Company’s ROACE did not meet this threshold. Also as discussed in the fiscal 2007 Compensation Discussion and Analysis and below, discretionary retention awards were awarded where appropriate.
      The Committee viewed these difficult compensation actions as appropriate and necessary to ensure alignment of pay and performance, while also taking into consideration competitive market pressures, both within and outside of the homebuilding industry, and the strength of leadership required in this challenging business environment.

II. FISCAL YEAR 2008 COMPENSATION ELEMENTS AND COMPENSATION MIX

Compensation Elements at a Glance
     There are four main compensation elements that support the Company’s compensation objectives, each of which is discussed in detail below.

1.	Base salaries;
2.	Regular and discretionary bonuses;
3.	Stock grants (for example, stock options and restricted share and deferred share awards); and
4.	Various employee benefits, including specified perquisites.

Compensation Mix
Fixed vs. Variable Compensation. A significant portion of executives’ “Total Direct Compensation” (which includes base salary, bonuses and stock grants) is attributed to variable compensation – that is, compensation dependent on performance. Of the elements of Total Direct Compensation, base salary is fixed compensation and bonuses, including the stock component, and stock options are variable compensation. Bonuses for the Chairman of the Board, CEO and CFO are based upon objective formulas tied to financial performance goals that include the Company’s (a) ROACE and (b) net debt reduction. For the other NEOs, bonuses are determined based on both the Company’s ROACE and the achievement of tailored personal objectives. An important part of each NEO’s compensation package also consists of stock options, which are tied to the Company’s stock performance. These variable elements are intended to align the executives’ performance and interests with Company performance and long-term shareholder value. For the fiscal years 2004 through 2008, the percentages of each NEO’s Total Direct Compensation attributable to variable compensation were as follows:

Total Variable Compensation as a Percentage of Total Direct Compensation*

	Fiscal 2005	Fiscal 2006	Fiscal 2007	Fiscal 2008
	Percentages	Percentages	Percentages	Percentages
Kevork S. Hovnanian	83%	62%	0%	44%
Ara K. Hovnanian	97%	92%	78%	71%
J. Larry Sorsby	88%	81%	69%	63%
Paul W. Buchanan	56%	53%	51%	50%
Peter S. Reinhart	47%	53%	44%	43%
*    Computed as the sum of total bonus (whether paid in cash or restricted share units in lieu of cash (computed upon the closing price of Class A Common Stock on the New York Stock Exchange on the date of grant) and the value of stock option grants based on the Black-Scholes options calculation model on the date of grant divided by the sum of base salary, total bonus, and stock option grants.

     The intent of the Committee is to maintain variable compensation opportunity as the most significant percentage of Total Direct Compensation for all NEOs for fiscal 2008 and to maintain its approximate level from year to year. In addition, the level of variable compensation is intended to align with the Peer Group in years when the Company performs at median levels compared to the Peer Group. In fiscal 2007 and 2008, the percentage of variable compensation has declined from historical levels because total bonus amounts were zero for fiscal 2007 and significantly lower than historical amounts for fiscal 2008. Consistent with the Committee’s philosophy to maintain variable compensation levels similar to the Peer Group, the Committee awarded stock grants to each of the NEOs in fiscal 2008, with the exception of Mr. K. Hovnanian as discussed below, which were intended to result in Total Direct Compensation opportunity that falls within the median comparable Peer Group range for executives.

Long-Term vs. Short-Term Compensation. An important portion of each NEO’s Total Direct Compensation is long-term compensation, which includes both stock options and restricted share unit awards granted in lieu of cash for a portion of total bonus amounts. Short-term compensation consists of base salary and the cash portion of annual bonus amounts. Restricted share unit and stock option awards are intended to foster long-term commitment by the executive, employee-shareholder alignment, and improved long-term shareholder value. The average long-term compensation amounts as a percent of Total Direct Compensation for fiscal years 2005 through 2008 for the CEO and CFO were 60% and 49%, respectively. The Company’s Chairman of the Board and founder, Mr. K. Hovnanian, does not typically receive any stock options or restricted share unit awards as part of his overall compensation as he currently holds a significant equity interest in the Company. Mr. Buchanan and Mr. Reinhart’s average long-term compensation percentages for the same period were 24% and 22%, respectively, reflecting the Committee’s belief that while it is important for these executives to be compensated in part based on the long-term performance of the Company, they have less direct influence on the long-term financial success of the Company as compared to the other NEOs.

III. DETAILS OF COMPENSATION ELEMENTS

Base Salaries
     Base salaries are intended to reward and retain executives for their day-to-day contributions to the Company. The Committee believes that base salaries at or above the competitive median level are necessary to retain the Company’s executive talent pool, and it determined that the fiscal 2008 base salaries of the Company’s executive officers were necessary to retain their services.
     Base salaries of all the NEOs are reviewed annually by the Committee and are subject to adjustment based on individual performance, change in responsibilities, average salary increases or decreases in the industry, compensation for similar positions involving the Company’s Peer Group or other comparable companies if comparable data was unavailable from the Peer Group companies, as well as other factors such as cost of living. The Committee also consults with PM&P in determining the need for salary adjustments.

  Chairman of the Board and CEO: For fiscal 2008 and 2009, the Chairman of the Board and the CEO did not receive any salary adjustments in respect of their existing annual base salaries, reflecting the Company’s budget cuts and downsizing due to industry conditions. In addition, based on discussions with PM&P, the Committee understands that the CEO’s base salary is near the median base salary level of other individuals with similar responsibilities at Peer Group companies.
  CFO: The CFO received a salary adjustment for fiscal 2008, but did not receive any salary adjustment for fiscal 2009. The Committee determined that a salary increase from $312,171 to $500,000 for fiscal 2008 was warranted after reviewing an analysis of CFO compensation among the Peer Group, which highlighted a significant retention concern because the CFO’s salary had fallen below the Peer Group 25th percentile. In particular, salaries for Peer Group CFOs have increased considerably more rapidly than at the Company. With the fiscal 2008 increase to $500,000, the CFO’s salary has approached the desired Peer Group median salary level.
  Other NEOs: No base salary adjustments were approved for Messrs. Buchanan and Reinhart for fiscal 2008 and they each received a nominal merit increase of 2.5% of their base salary for fiscal 2009, which was consistent with the increases generally provided to other employees of the Company.

Bonuses

Regular Bonuses
     The Company provides each of the NEOs with an opportunity to earn bonuses, the cash portions of which are intended to reward executives for the attainment of short-term financial objectives and, in the case of certain NEOs, individual performance objectives. Fiscal 2008 bonus awards were made pursuant to the Company’s amended and restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (the “Short-Term Incentive Plan”) and the 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan (formerly known as the 1999 Hovnanian Enterprises, Inc. Stock Incentive Plan) (the “Stock Incentive Plan”), each of which is a shareholder approved plan.
     Bonus opportunities are intended to be competitive with industry-wide practices in order to retain and attract executive talent. For fiscal 2008, with the exception of the Chairman of the Board, who has significant equity ownership, 30% of the earned bonuses for the NEOs was paid in the form of deferred shares (with the remaining 70% paid in cash) with vesting restrictions in order to provide alignment with shareholders and encourage long-term retention. The number of shares of the Company’s common stock paid under a deferred share award is determined by dividing the dollar amount of the deferred share portion by the lesser of (1) the closing price of the Class A Common Stock on the last day of the fiscal year during which the service giving rise to the deferred share award was performed or (2) the average of the closing prices of a share of Class A Common Stock on the last day of each of the five previous fiscal quarters ending on the last day of the fiscal year during which the service giving rise to the deferred share award was performed, and adding an incremental 20% more shares to reflect the shift from a cash bonus award to a deferred share award with four-year vesting restrictions.

     Historically, bonuses for the Chairman of the Board, CEO and CFO were linked solely to a measure of the Company’s return on equity (ROACE, as the current example), a common industry practice. For fiscal 2008, bonus formulas for these NEOs were reoriented by including a net debt reduction component. In light of prevailing market conditions, the Committee, in consultation with PM&P, determined that adding this additional bonus measure based on the reduction of the Company’s net debt better aligns with the Company’s focus on cash flow and liquidity. Specifically, the bonus formulas for the Chairman of the Board, CEO, and CFO for fiscal 2008 provide that bonuses are equal to the greater of (a) the executive’s bonus formula based on the Company’s ROACE and (b) the new bonus formula based on the Company’s net debt reduction. Net debt reduction is defined as the difference in balances in bank debt, senior notes, and senior subordinated notes (“total debt”) from the first day of fiscal 2008 to the last day of fiscal 2008, net of any unrestricted cash and cash equivalents, as of the last day of fiscal 2008.
     For fiscal 2008, Messrs. Buchanan’s and Reinhart’s bonus formulas remained the same as their fiscal 2007 formulas. Messrs. Buchanan and Reinhart have, as result of their respective positions, less direct influence on the Company’s strategic and operational decisions compared to the Chairman of the Board, CEO and CFO and therefore, their bonus formulas were not revised to include a net debt reduction component. Specifically, these NEOs’ fiscal 2008 bonus formulas provide that bonuses are based on both (a) a formula based on the Company’s ROACE and (b) the attainment of tailored personal objectives as in fiscal 2007.
     Fiscal year 2008 bonus formulas for each of the NEOs are further tailored as set forth below and are assessed annually. For all of the ROACE bonus formulas discussed below for each of the NEOs, net income used in calculating ROACE is after taxes and preferred dividends and, at the Committee’s discretion, excludes land charges.

  Chairman of the Board: The Chairman of the Board’s bonus formula for fiscal 2008 provided for a bonus award equal to the greater of (a) a fixed dollar amount based on the Company’s ROACE and (b) a fixed dollar amount based on the Company’s net debt reduction.

THE GREATER OF:

(a) ROACE Calculation Method*
ROACE percentage	Bonus
0.0%	$0
1.0%	$150,000
5.0%	$525,000
7.5%	$712,500
10.0%	$900,000
12.5%	$1,250,000
15.0%	$1,500,000
17.5%	$2,000,000
20.0%	$2,500,000
25.0%	$3,000,000
*    The bonus is interpolated between the points shown in the table, and may be extrapolated beyond the maximum ROACE percentage shown at a rate of $100,000 per percentage point increase in ROACE, which is the rate applied between the last two tiers of the above chart, but is subject to the maximum bonus payable under the Short-Term Incentive Plan.

AND

(b) Net Debt Reduction Calculation Method
*Net Debt Reduction (millions)	$0	$100	$200	$300	$400	$500	$600	$700
Bonus (thousands)	$0	$350	$500	$650	$800	$950	$1,100	$1,250
*    Net Debt Reduction is defined as the differences in balances in bank debt, Senior Notes and Senior Subordinated Notes (“total debt”) from the first day of fiscal 2008 to the last day of fiscal 2008, net of any unrestricted cash and cash equivalents as of the last day of fiscal 2008. The bonus will not be extrapolated above $1,250,000 if net debt reduction exceeds $700,000,000. Bonus will be interpolated between levels shown in the table.

  Based on the bonus formula above, Mr. K. Hovnanian earned a cash bonus of $889,402 which was entirely attributed to the net debt reduction calculation method of his bonus formula. The Committee determined that an all cash bonus (that is, no deferred share awards) was the most appropriate because Mr. K. Hovnanian’s interests are already aligned closely with shareholders due to his significant stock ownership.
  CEO: The CEO’s bonus formula for fiscal 2008 provided for a bonus award equal to the greater of (a) a fixed percentage of pre-tax income based on the Company’s ROACE and (b) a fixed dollar amount based on the Company’s net debt reduction. The methodology underlying the ROACE portion of the formula was designed to yield an annual bonus that would result in Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable financial performance.

THE GREATER OF:

(a) ROACE Calculation Method*
ROACE percentage	% Pre-tax Income
0.0%	0%
5.0%	1.0%
10.0%	1.25%
15.0%	1.5%
20.0%	2.0%
*  The bonus is interpolated between the points shown in the table, and may be extrapolated beyond the maximum ROACE percentage shown at a rate of 0.10% of pre-tax income per percentage point increase in ROACE, which is the rate applied between the last two tiers of the above chart, but is subject to the maximum bonus payable under the Short-Term Incentive Plan.

AND

(b) Net Debt Reduction Calculation Method*
*Net Debt Reduction (millions)	$0	$100	$200	$300	$400	$500	$600	$700
Bonus (thousands)	$0	$500	$750	$1,000	$1,250	$1,500	$1,750	$2,000
*  Net Debt Reduction is defined as the differences in balances in bank debt, Senior Notes and Senior Subordinated Notes (“total debt”) from the first day of fiscal 2008 to the last day of fiscal 2008, net of any unrestricted cash and cash equivalents as of the last day of fiscal 2008. The bonus will not be extrapolated above $2,000,000 if net debt reduction exceeds $700,000,000. Bonus will be interpolated between levels shown in the table.

Based on the bonus formula above, Mr. A. Hovnanian earned a bonus of $1,482,943 which was entirely attributed to the net debt reduction calculation method of his bonus formula. This bonus was paid 70% in cash and 30% in the form of deferred shares, with an incremental 20% in additional deferred shares.

  CFO: Like the Chairman of the Board, the CFO’s bonus formula provided for a bonus amount equal to the greater of (a) a fixed dollar amount based on the Company’s ROACE and (b) a fixed dollar amount based on the Company’s net debt reduction. The ROACE portion of the formula was designed to yield an annual bonus that would result in Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable financial performance.

THE GREATER OF:

(a) ROACE Calculation Method*
ROACE percentage	Bonus
0.0%	$0
5.0%	$375,000
10.0%	$750,000
15.0%	$1,250,000
20.0%	$2,000,000
25.0%	$2,500,000
*  The bonus is interpolated between the points shown in the table, and may be extrapolated beyond the maximum ROACE percentage shown at a rate of $100,000 per percentage point increase in ROACE, which is the rate applied between the last two tiers of the above chart, but is subject to the maximum bonus payable under the Short-Term Incentive Plan.

AND

(b) Net Debt Reduction Calculation Method
*Net Debt Reduction (millions)	$0	$100	$200	$300	$400	$500	$600	$700
Bonus (thousands)	$0	$150	$250	$350	$450	$550	$650	$750
*  Net Debt Reduction is defined as the differences in balances in bank debt, Senior Notes and Senior Subordinated Notes (“total debt”) from the first day of fiscal 2008 to the last day of fiscal 2008, net of any unrestricted cash and cash equivalents as of the last day of fiscal 2008. The bonus will not be extrapolated above $750,000 if net debt reduction exceeds $700,000,000. Bonus will be interpolated between levels shown in the table.

Based on the bonus formula above, Mr. Sorsby earned a bonus of $540,177 which was entirely attributed to the net debt reduction calculation method of his bonus formula. This bonus was paid 70% in cash and 30% in the form of deferred shares, with an incremental 20% in additional deferred shares. Mr. Sorsby also received a discretionary bonus as discussed below.

  Other NEOs: Fiscal 2008 incentive opportunities for Messrs. Buchanan and Reinhart were based on a combination of Company performance and individual performance factors that were within each of these executives’ control and that would have a positive impact on the Company. Therefore, the bonus program for these NEOs targets the achievement of both (a) ROACE financial performance objectives for the Company and (b) personal objectives as follows:
BOTH

(a) Calculation Method – for Achievement of Financial Performance Measures*
ROACE percentage	Bonus
0.0%	$ 0
5.0%	10% of base salary for both Mr. Buchanan and Mr. Reinhart
10.0%	20% of base salary for both Mr. Buchanan and Mr. Reinhart
15.0%	40% of base salary for Mr. Buchanan and 30% for Mr. Reinhart
20.0%	60% of base salary for Mr. Buchanan and 40% for Mr. Reinhart
25.0%	90% of base salary for Mr. Buchanan and 80% for Mr. Reinhart
*  The bonuses are interpolated between the points shown in the table, and may be extrapolated beyond the maximum ROACE percentage shown at a rate of 6% of base salary per percentage point increase in ROACE for Mr. Buchanan and at a rate of 8% of base salary per percentage point increase in ROACE for Mr. Reinhart, which are the rates applied between the last two tiers of the above chart, but are subject to the maximum bonus payable under the Short-Term Incentive Plan and Stock Incentive Plan, as applicable.

AND

(b) Calculation Method – for Achievement of Personal Objective Measures*
Up to 20% of base salary for meeting “threshold” personal objectives for both Mr. Buchanan and Mr. Reinhart
Up to 40% of base salary for Mr. Buchanan and 30% for Mr. Reinhart for meeting “target” personal objectives
Up to 60% of base salary for Mr. Buchanan and 40% for Mr. Reinhart for meeting “outstanding” personal objectives
*  “Threshold,” “target,” and “outstanding” levels are determined by the CFO and the CEO, who may consult with other members of senior management, and are used for internal evaluation purposes only.

     Mr. Buchanan’s fiscal 2008 objectives included management of special projects and customized financial reporting in support of the Company’s ongoing review and modification of its credit facilities as well as the redesign and simplification of key financial and accounting information systems across business units of the Company, and Mr. Reinhart’s fiscal 2008 objectives were primarily related to the management and satisfactory resolution of certain active litigation matters and managing the collateralization of the Company’s credit line.
     Based on the bonus formula above, neither of these NEOs earned bonuses related to the ROACE criteria (stated under (a) above) for the fiscal year, but each did earn a bonus for meeting his fiscal 2008 personal objectives in full (the “outstanding” category as stated above under (b)), and as described in the footnotes to the Summary Compensation Table below. Messrs. Buchanan and Reinhart’s bonuses were paid 70% in cash and 30% in the form of deferred shares, with an incremental 20% in additional deferred shares.
     The NEOs have also been offered the opportunity to earn a one-time retention bonus equal to 3% of such NEOs fiscal year end 2007 base salary if the NEO remains employed with the Company through the end of the fiscal year in which the Company’s ROACE returns to 20%. At the end of fiscal 2008, the Company’s ROACE did not meet this threshold.

Discretionary Bonuses
     The Committee has the authority to make discretionary bonus awards, which it considers under special circumstances, including exceptional contributions not reflected in the regular bonus measures, new hire sign-on bonuses, and retention rewards.
     As discussed in the fiscal 2007 Compensation Discussion and Analysis, the Committee believes that the following discretionary bonus awards and other benefits discussed under “Other Employee Benefits” below were necessary to reward the executives discussed below for their individual performance during difficult market conditions and to retain their services for future fiscal years. The Committee recognized that the CFO’s leadership and supervision was critical to the formulation and implementation of the Company’s revised economic strategies and organizational modifications intended to minimize the impact of the Company’s reduction in homebuilding and mortgage sales. Furthermore, the CFO has made significant contributions to improve the Company’s long-term financial health by proactively accessing the capital markets, and restructuring the balance sheet. The Chief Accounting Officer and the General Counsel also provided strong leadership and supervision during this period by reducing the overall pecuniary and legal impact of the Company’s reduction in homebuilding and mortgage sales.

  CFO: In December 2007, the Committee approved a discretionary cash retention bonus of $150,000 for the CFO that vested and became payable 50% in July 2008 and 50% in January 2009.
  Other NEOs: In December 2007, the Committee also approved a discretionary cash retention bonus of $100,000 for each of Messrs. Buchanan and Reinhart that vested and became payable 50% in July 2008 and 50% in January 2009.

Stock Grants
     The Committee may make grants of stock options, stock appreciation rights, restricted shares and units, unrestricted shares, or stock awards settled in cash pursuant to the Stock Incentive Plan. In fiscal 2008, the Committee awarded stock options to NEOs, subject to an election to receive restricted share units (RSUs) instead for certain NEOs. No other stock-based awards (other than deferred share awards as part of total bonuses) were made to NEOs in fiscal 2008. Stock options are intended to establish a strong commitment to maintain longevity with the Company and focus on creating long-term shareholder value. In addition, stock options are selected over other types of awards because their design inherently rewards executives only if the stock price increases, which provides a balance with cash incentives and retention-oriented stock grants.

     Because the ultimate value received by stock option holders is directly tied to increases in the Company’s stock price, stock options serve to link the interests of management and shareholders and to motivate executive officers to make decisions that will increase the long-term total return to shareholders. Additionally, grants under the Stock Incentive Plan include vesting and termination provisions that the Committee believes will encourage stock option holders to remain long-term employees of the Company.
     The Committee ultimately approves the size of the grants taking into account the recommendations by the CEO (other than for his own grant) and other criteria as determined by the Committee. The awards are intended to result in Total Direct Compensation that falls within the median range of the Peer Group for comparable financial performance.
     Stock options and RSUs generally vest in four equal annual installments, commencing on the second anniversary date of the grant. In fiscal 2007, the Committee also approved, with respect to all future stock options and all prior non-qualified stock options, the extension of the post-termination of employment (or service, for non-employee directors) exercise period for up to 12 months (or until the normal option termination date, if sooner) in the event of “retirement.” For this purpose, “retirement” generally means termination of employment (or, for non-employee directors, termination as a member of the Board of Directors) on or after age 60, or on or after age 58 with at least 15 years of credited service with the Company. The Committee determined that such an extension was appropriate based on the cyclical nature of the homebuilding industry.

Fiscal 2008 Stock Option Awards

  Chairman of the Board: Because the Chairman of the Board already has substantial equity holdings, no further equity awards were deemed necessary or appropriate.
  CEO and CFO: The CEO was granted 375,000 stock options which represented a 68% decline in grant date fair value from the stock option awards in fiscal 2007. The CFO received a total of 75,000 stock options, which represented a 52% decline in grant date fair value from the stock option awards in fiscal 2007.
  Other NEOs: Messrs. Buchanan and Reinhart were granted 15,000 stock option grants in fiscal 2008 and in fiscal 2007 elected to receive, in respect of their 15,000 stock option grants, 5,000 restricted share units. The 15,000 stock option grants in fiscal 2008 represented a 53% decline in grant date fair value in comparison with the 5,000 restricted share units granted in fiscal 2007.

Other Employee Benefits
     The Company maintains additional employee benefits that the Committee believes enhance executive safety, efficiency and time that the executive is able to devote to Company affairs.
     In addition to benefits generally provided to employees of the Company, such as the Company’s contributions the participant’s 401(k) plan, NEOs are also eligible to participate in the following programs:

  Personal use of the Company’s aircraft and automobiles;
  Auto allowance, including car maintenance and gas expense;
  Executive term life insurance;
  Annual Executive Physical Program;
  Contributions to the Company’s executive deferred compensation plan (“EDCP”), a non-qualified plan in which executives may defer both salary and bonus award payments;
  Golf membership or country club reimbursement; and
  Personal tax preparation.
     For the reasons discussed under “Discretionary Bonuses” above, in December of 2007, the Committee approved a $175,000 cash contribution in the name of Mr. Sorsby to the Children’s Hospital of Philadelphia, payable in three installments as follows: $50,000 in 2008, $50,000 in 2009, and $75,000 in 2010.
     Specific benefits and the incremental costs of such benefits are described in detail in the footnotes to the Summary Compensation Table. The Company does not offer any defined benefit pension plans to its employees.

IV. ACTIONS FOR FISCAL 2009

Base Salary & Bonus Compensation

  Chairman of the Board, CEO, and CFO. As discussed above, due to the difficult challenges in the Company’s markets and the decline in the Company’s profitability in fiscal 2008, the Company did not approve any fiscal 2009 base salary increases for the Chairman of the Board, the CEO or the CFO. In addition, adjustments were made to the debt reduction component of these NEOs’ bonus formulas for fiscal 2009 such that the maximum potential fixed dollar amount that could be earned under the debt reduction component of their respective bonus formulas cannot exceed 50% of the bonus amounts earned by these NEOs for fiscal 2008. There were no adjustments made related to the ROACE portion of these NEOs’ bonus formulas from the previous fiscal year. Additionally, all bonus amounts earned under the bonus formulas will be paid entirely in cash (that is, no deferred shares will be awarded).
  Other NEOs: As discussed above, Messrs. Buchanan and Reinhart each received fiscal 2009 merit increases of 2.5% of their prior year base salary, an increase that was also generally awarded to other associates of the Company for the purpose of retaining talented employees. Adjustments were also made to the personal objectives component of these NEOs’ bonus formulas for fiscal 2009 such that, if ROACE is zero or lower, the maximum potential percentage of base salary that the NEOs may be eligible to receive will be half of the maximum percentage of base salary that these NEOs were eligible to receive for fiscal 2008. For example, if ROACE is zero or lower for fiscal 2009, the maximum percentages of base salaries that Messrs. Buchanan and Reinhart will be eligible to receive for achievement of personal objectives is 30% and 20%, respectively. In addition, as with the Chairman of the Board, the CFO and the CEO, fiscal 2009 bonuses for these NEOs will be paid entirely in cash.

Cancellation of Certain Out-of-the-Money Options and Reduction in Equity Plans Reserves:
     In the interest of promoting best practices in corporate governance and consistent with the Company’s overall compensation philosophy and objectives, the Committee regularly reviews the Company’s equity plans and their potential impact on shareholder dilution. In December 2008, the Committee determined it would reduce a portion of the equity reserve “overhang” under the Company’s equity compensation plans represented by the number of shares of the Company’s common stock remaining available for future issuance under such plans (including shares that may be issued upon the exercise or vesting of outstanding options and other rights). As a result, the total number of shares of common stock available for future issuance under the Company’s equity compensation plans was reduced from approximately 28.1 million shares to approximately 15.5 million shares (approximately 7.5 million shares of which would be issued upon the exercise or vesting of outstanding options and other rights), a number of available shares that the Committee believes will allow sufficient flexibility to consider future grants. In determining the overall equity reserve reduction, the Committee considered the CEO, CFO and non-employee Director forfeitures discussed below, forfeited equity awards associated with former employees (awards with respect to an aggregate of 481,526 shares of Class A Common Stock) and future needs. The Committee also determined to reduce the remaining reserves of a total of approximately 0.6 million shares of common stock under its 1983 Stock Option Plan and Washington Homes Option Plan because no new awards may be made under such plans (a total of approximately 0.8 million shares remain in reserve under these plans for issuance upon the exercise or vesting of outstanding options and other rights; these shares are included in the 7.5 million figure above). In addition, the Committee determined to amend the Company’s Stock Incentive Plan and Short-Term Incentive Plan plans to reflect that any shares subject to awards that terminate or lapse will not be granted under the equity plans and will reduce the total number of shares available under the applicable plan.

     As part of a program to reduce the equity reserve “overhang” under the Stock Incentive Plan, the Committee:

  in December 2008, requested the cancellation of a number of “underwater” options that the CEO (options to purchase 870,834 shares of Class B Common Stock and 600,000 shares of Class A Common Stock) and CFO (options to purchase 135,417 shares of Class A Common Stock) held under the Stock Incentive Plan; and
  in January 2009, requested the cancellation of “underwater” options to purchase an aggregate of 121,500 shares of Class A Common Stock that the non-employee Directors held under the Stock Incentive Plan.

     In keeping with its desire to reduce “overhang,” the Committee determined that any shares relating to these cancelled options would not become available again for future equity grants and these shares are not included above in the number of shares available for future issuance.
     The Company believes that good corporate governance is a shared responsibility of the Board of Directors and senior management and that the consideration of corporate governance best practices is an important factor in the overall success of the Company. As such, the non-employee Directors of the Board and the Company’s CEO and CFO consented to the cancellation of their respective out-of-the money options in the interest of reducing the Company’s overall shareholder dilution and with the full understanding that the Company made no commitment to provide the non-employee Directors or either NEO with any other form of consideration in respect of the cancelled options.
     The table below summarizes these actions.

		Non-Employee			Additional
	CEO & CFO	Directors		Reduction in	reduction in	Total
	forfeiture of	forfeiture of	Reduction in	Short-Term	other equity	Reduction
	out-of-the money	out-of-the money	Stock Incentive	Incentive Plan	compensation	in all Plan
	options total	options total	Plan reserves (1)	reserves (2)	plans reserves (3)	Reserves (4)
Forfeited or
Reduced
Reserve Share
Amount	1,606,251	121,500	5,237,149	7,290,429	601,898	12,527,578
(1)   Includes the CEO, CFO and non-employee Director forfeitures. Shares available for issuance under the Stock Incentive Plan after total reduction: 12,121,312.
(2)   Shares available for issuance under the Short-Term Incentive Plan after total reduction: 2,559,324.
(3)   “Other Plans” include the Company’s pre-existing 1983 Stock Option Plan (reserve reduction total: 512,938) and the Washington Homes Option Plan (reserve reduction: 88,960) under which no new awards can be granted.
(4)   Excludes amounts under Other Plans (reserve reduction: 601,898) because no new awards may be issued under these plans. The total number of shares remaining available for future issuance under all equity compensation plans after total reduction is equal to 15,552,636 (includes 842,000 shares that remain in reserve under Other Plans for issuance upon the exercise or vesting of outstanding options and other rights).

V. TAX DEDUCTIBILITY AND ACCOUNTING IMPLICATIONS
     As a general matter, the Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Committee also examines the accounting cost associated with the grants. Similarly, in making its determination to request the cancellation of certain outstanding options as discussed above, the Committee took into consideration the acceleration of unamortized, non-cash accounting expense that would result from the cancellation.
     The Company’s annual bonus and stock option programs are intended to allow the Company to make awards to executive officers that are deductible under Section 162(m) of the Internal Revenue Code which otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers. The Committee will continue to seek ways to limit the impact of Section 162(m) of the Internal Revenue Code. However, the Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. The bonus formulas approved by the Committee for fiscal 2008 were intended to be established in accordance with the requirements for deductibility under Section 162(m) of the Internal Revenue Code. The Committee approved bonus formulas for fiscal 2009 in accordance with the Company’s employee benefit plans and, where applicable, were intended to be consistent with the performance-based compensation exception under Section 162(m).

VI. TIMING AND PRICING OF STOCK OPTIONS
     For fiscal 2008, stock options were granted on the second Friday in June for all eligible employees and non-employee Directors of the Company. In addition, the Company awards shares of the Company’s Class A Common Stock to non-employee Directors as part of their annual retainer on the second Friday in January. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, nonpublic information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. Exercise prices were set at the closing price per share of the Company’s Class A Common Stock on the NYSE on the date the awards were granted.

VII. STOCK OWNERSHIP GUIDELINES
     The Board of Directors of the Company adopted stock ownership guidelines, recommended by the Committee, which set forth minimum amounts of stock ownership, directly or beneficially, for the Company’s directors and certain senior executive officers. In fiscal 2008, members of the Company’s senior management, other than Mr. K. Hovnanian, also received a portion of their bonuses in deferred Company stock (30% of the total bonus). On an annual basis, the Committee reviews adherence to the Company’s stock ownership guidelines, which are incorporated into the Company’s Corporate Governance Guidelines. The Company believes these guidelines further enhance the Company’s commitment to aligning the interests of non-employee directors and executive management with those of its stockholders.
     In its annual review in 2008, the Compensation Committee determined that once the stock ownership guidelines were met, they would be deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price, so long as the executive or non-employee Director does not sell any portion of the share amounts which were originally included in determining that the recommended thresholds were met.
     As of January 22, 2009 (the record date for the Annual Meeting), all senior executive officers and non-employee Directors had met the Company’s stock ownership guidelines.

     Senior Executive Officers
     The guidelines provide that the following senior executive officers of the Company are requested to achieve and maintain minimum stock ownership amounts as follows:
     Chairman of the Board – 5x current base salary
     Chief Executive Officer – 5x current base salary
     Chief Financial Officer – 2x current base salary

     Non-Employee Directors
     The Company’s non-employee Directors receive 50% of their annual retainer in the Company’s Class A Common Stock and 50% in cash. Non-employee Directors also receive an annual grant of stock options. The guidelines provide that non-employee Directors are requested to achieve and maintain stock ownership amounts which equal 2x the total value of their annual Director retainer (or $80,000 in total) within 5 years after they become subject to the guidelines.

EXECUTIVE COMPENSATION

(I) SUMMARY COMPENSATION TABLE
     The following table summarizes the compensation of the chief executive officer, the chief financial officer, and the next three most highly compensated executive officers (also known as the “NEOs”) for fiscal 2008 and 2007.

Summary Compensation Table

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified
						Plan	Deferred
				Stock	Option	Compen-	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Awards (2)	Awards (3)	sation (4)	Earnings	Compensation (5)	Total (6)
Kevork S. Hovnanian,	2008	$1,128,433	—	—	—	$889,402	—	$110,136	$2,127,971
Chairman of the Board	2007	$1,128,433	—	—	—	—	—	$134,902	$1,263,335
Ara K. Hovnanian,	2008	$1,092,606	—	$503,641	$7,343,608	$979,302	—	$336,344	$10,255,501
President and Chief	2007	$1,092,606	—	—	$7,068,001	—	—	$375,334	$8,535,941
Executive Officer
J. Larry Sorsby,	2008	$499,023	$75,000	$815,889	$660,327	$356,721	—	$182,059	$2,589,019
Executive Vice President	2007	$312,291	$188,000	$388,876	$614,523	—	—	$67,855	$1,571,545
and Chief Financial
Officer
Paul W. Buchanan,	2008	$280,000	$50,000	$114,105	$56,358	$117,600	—	$46,880	$664,943
Senior Vice President/	2007	$271,925	—	$114,105	$46,932	$117,600	—	$34,263	$584,825
Chief Accounting
Officer
Peter S. Reinhart,	2008	$300,000	$50,000	$96,825	$56,358	$84,000	—	$48,646	$635,829
Senior Vice President/	2007	$300,000	—	$96,825	$46,932	$84,000	—	$41,493	$569,250
General Counsel
(1)   The “Bonus” Column. In accordance with SEC rules, the “Bonus” column discloses discretionary cash bonus awards. Discretionary cash retention awards were awarded in December 2007 for the CFO in the cash amount of $150,000 and for the Chief Accounting Officer and General Counsel in the cash amount of $100,000 respectively, that vested and became payable 50% in July 2008 and 50% in January 2009 as discussed under “Discretionary Bonuses” in the “Compensation Discussion and Analysis”. Only 50% of the total amounts are represented in the above Summary Compensation Table for fiscal 2008 since the remaining portion was earned in fiscal 2009. The cash portion of bonuses earned based on the NEOs meeting either financial performance-based measures or personal objective portions of their regular bonus programs for fiscal 2008 are reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” and described under footnote (4) below.

(2)  The “Stock Awards” Column. This column reflects deferred share awards earned and restricted stock and restricted stock units granted both in the fiscal year indicated and in prior years and is based on amortization of the grant date fair value of the stock awards in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments (“FAS 123R”), which addresses the expensing of equity awards (including restricted stock, restricted stock units, and stock options) for financial statement purposes. The majority of these stock awards represent the deferred share portion of performance-based bonuses awarded to NEOs. Assumptions used in the calculation of these amounts are set forth in footnotes 3 and 15 to the Company’s audited financial statements for the fiscal year indicated in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

Grant Date Fair Value vs. Market Value of “Stock Awards”. Due to the decline in the Company’s stock price, if the stock awards for which expenses are shown under the “Stock Awards” column for fiscal 2008 were valued in accordance with the market value of the Company’s shares as of October 31, 2008 rather than the grant date fair value reflected in the Summary Compensation Table, their valuations would differ as follows:

Value of Stock Awards for Fiscal 2008 (Supplemental Table)

	Based on Grant Date Fair Value (a)		Based on 10/31/08 Market Value ($4.29)
	2008 Grants	Prior Year Grants	2008 Grants	Prior Year Grants
Kevork S. Hovnanian (b)	—	—	—	—
Ara K. Hovnanian	$503,641	—	$503,641	—
J. Larry Sorsby	$183,456	$632,433	$183,456	$66,076
Paul W. Buchanan	$60,480	$53,625	$60,480	$10,725
Peter S. Reinhart	$43,200	$53,625	$43,200	$10,725
(a)   Reflects values under “Stock Awards” column of Summary Compensation Table for fiscal 2008. Mr. Sorsby was not fully vested in the stock awards granted in prior years and therefore the $632,433 amount represents the accounting expense related to grants made in prior years; the other applicable NEOs became fully vested in their stock awards on January 15 of the year after the end of the fiscal year they were earned, therefore, the related accounting expense was recognized in the fiscal year the stock awards were earned.
(b)   Mr. K. Hovnanian is not generally awarded any equity awards related to his annual bonus or otherwise because of his existing high stock ownership interest in the Company.

Vesting of Deferred Share Awards. Deferred shares generally vest in four equal annual installments beginning on the second November 1st following the fiscal year during which the service giving rise to the deferred share award was performed, subject to rounding and continued employment with the Company. Deferred share award recipients who have reached age 58 or who have completed at least 20 years of service for the Company, however, will be fully vested in all shares relating to a deferred share award on the later of (1) the January 15th following the fiscal year during which the service giving rise to the deferred share award is performed or (2) the date on which age 58 is reached or 20 years of service is completed. All of the named executive officers now meet these requirements. Mr. Sorsby met this requirement in fiscal 2008 upon completing 20 years of service.

“Stock Awards” Expense vs. Total Bonus Awards Earned for Fiscal 2008 Performance Only.
The “Stock Awards” column includes expense for performance-based stock bonus awards which may have been earned in prior years in accordance with the accounting expense recognition described above. The following supplemental table is intended to disclose stock awards earned only for fiscal 2008 performance (calculated using market value on the grant date) and includes a total of all bonus awards earned by the NEOs for fiscal 2008:

Fiscal 2008 Total Bonuses (Supplemental Table)*

	Fiscal 2008 Cash Retention		Fiscal 2008 Performance-
	Awards		Based Awards
				Deferred
	Cash	Stock	Cash	Stock	Total Bonus
Name	Awards (a)	Awards	Awards (b)	Awards (c)	Awards
Kevork S. Hovnanian	$—	$—	$889,402	N/A	$889,402
Ara K. Hovnanian	$—	$—	$979,302	$503,641	$1,482,943
J. Larry Sorsby	$75,000	$—	$356,721	$183,456	$615,177
Paul W. Buchanan	$50,000	$—	$117,600	$60,480	$228,080
Peter S. Reinhart	$50,000	$—	$84,000	$43,200	$177,200
*    Excludes stock option awards.
(a)   Equals the values provided in the “Bonus” column of the Summary Compensation Table; represents 50% of the cash retention bonuses awarded in December 2007 since 50% of the total award was paid in fiscal 2008 and the remaining portion was paid in fiscal 2009.
(b)   Equals the values provided in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table (see also footnote (4) below for additional information).
(c)   Represents the deferred share bonus awards earned in fiscal 2008; shown here as the market value on the grant date of the stock award (October 31, 2008) and not the FAS 123R expense valuation that is reflected in the “Stock Awards” column of the Summary Compensation Table. The total amounts represented also include the additional 20% gross-up of the deferred share portion of the bonus award earned in fiscal 2008 as described under footnote (4) below.

(3)   The “Option Awards” Column. Similar to the “Stock Awards” column, this column reflects stock options awarded both in the fiscal year indicated and in prior years and is based on amortization of the grant date fair value of the option awards in accordance with FAS 123R for financial statement purposes. Assumptions used in the calculation of these amounts are set forth in footnotes 3 and 15 to the Company’s audited financial statements for the fiscal year indicated included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008.
      The FAS 123R expenses for option awards shown in the Summary Compensation Table are based on the Black-Scholes valuations of stock options granted in both the fiscal year indicated and in prior years and are based on the value of the Company’s stock at higher levels than its market value as of fiscal 2008 year-end.
       Due to the decline in the Company’s stock, if the valuation for the same options were based on their intrinsic value (calculated as the difference between the value of the option based upon the Company’s share price as of the market close on October 31, 2008 and the option exercise price) rather than the FAS 123R expense, a significant percentage of the same options would be “out of the money” and have no intrinsic value as reflected in the table below. For example, as shown below, the total valuation of options for Mr. Ara Hovnanian if based on “intrinsic” valuation would amount to zero value instead of the FAS 123R expense valuation amount of $7,343,608.

Intrinsic Expensed Value (Positive or Negative) of Unexercised Stock Options vs. FAS 123R Expense in Fiscal 2008
(Supplemental Table)

				Option					2008 Expense
			Share	Grant Date	Closing				Assuming
			Price at	Fair Value	Price of		Intrinsic	2008	Intrinsic Value
		Grant	Grant	per Share	Stock at	Total	Value as of	Expense Per	as of
Named Executive Officer	(b)	Date	Date	(c)	10/31/2008	Shares	10/31/2008 (d)	FAS 123R (e)	10/31/08 (f)
Kevork S. Hovnanian (a)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ara. K. Hovnanian		11/06/01	$5.58	$2.92	$4.29	500,000	($645,000)	$3,364	$ —
		11/13/02	$15.90	$8.31	$4.29	600,000	($6,966,000)	$831,000	$ —
	X	12/19/03	$44.13	$23.35	$4.29	600,000	($23,901,000)	$2,335,000	$ —
	X	12/03/04	$41.20	$23.16	$4.29	350,000	($12,918,500)	$1,351,000	$ —
	X	05/20/05	$56.82	$31.97	$4.29	145,834	($7,660,678)	$777,054	$ —
	X	05/19/06	$32.33	$18.67	$4.29	375,000	($10,515,000)	$1,166,875	$ —
		06/08/07	$21.45	$10.44	$4.29	375,000	($6,435,000)	$783,000	$ —
		06/13/08	$6.46	$3.35	$4.29	375,000	($813,750)	$96,315	$ —
								$7,343,608	$ —
J. Larry Sorsby		11/06/01	$5.58	$2.92	$4.29	50,000	(64,500)	$290	$ —
		11/08/02	$16.35	$8.54	$4.29	50,000	($603,000)	$67,125	$ —
	X	12/19/03	$44.13	$23.35	$4.29	50,000	($1,991,750)	$183,531	$ —
	X	12/03/04	$41.20	$23.16	$4.29	25,000	($922,750)	$91,019	$ —
	X	05/20/05	$56.82	$31.97	$4.29	10,417	($547,205)	$55,505	$ —
	X	05/19/06	$32.33	$18.67	$4.29	50,000	($1,402,000)	$146,746	$ —
		06/08/07	$21.45	$10.44	$4.29	50,000	($858,000)	$98,470	$ —
		06/13/08	$6.46	$3.35	$4.29	75,000	(162,750)	$17,641	$ —
								$660,327	$ —
Paul W. Buchanan		03/18/02	$12.13	$6.35	$4.29	15,000	($117,600)	$6,036	$ —
		05/21/04	$32.82	$18.59	$4.29	5,000	($142,650)	$15,492	$ —
		05/19/06	$32.33	$18.67	$4.29	5,000	($140,200)	$15,565	$ —
		06/13/08	$6.46	$3.35	$4.29	15,000	($32,550)	$19,265	$ —
								$56,358	$ —
Peter S. Reinhart		03/18/02	$12.13	$6.35	$4.29	15,000	($117,600)	$6,036	$ —
		05/21/04	$32.82	$18.59	$4.29	5,000	($142,650)	$15,492	$ —
		05/19/06	$32.33	$18.67	$4.29	5,000	($140,200)	$15,565	$ —
		06/13/08	$6.46	$3.35	$4.29	15,000	($32,550)	$19,265	$ —
								$56,358	$ —

(a)  Mr. K. Hovnanian is not granted any stock option awards.
(b)  The options identified by an “X” under this footnote were subsequently cancelled in December 2008 as part of a program to reduce the equity reserve “overhang” under the Stock Incentive Plan. As discussed in more detail above in “Actions For Fiscal 2009” under “Compensation Discussion and Analysis,” the Committee requested the cancellation of a number of “underwater” options that Mr. Ara Hovnanian (options to purchase 870,834 shares of Class B Common Stock and 600,000 shares of Class A Common Stock) and Mr. J. Larry Sorsby (options to purchase 135,417 shares of Class A Common Stock) held under the Stock Incentive Plan. The Company made no commitment to provide either Mr. Hovnanian or Mr. Sorsby with any other form of consideration in respect of the cancelled options.
(c)  The option grant date fair value per share is based on the Black-Scholes option pricing model, using assumptions in the calculation of these amounts as set forth in footnotes 3 and 15 to the Company’s audited financial statements for fiscal 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008.
(d)  The intrinsic value represents the difference between the market value as of October 31, 2008 and the option exercise price multiplied by total number of shares. Where negative, this represents how much the applicable grant is “out-of-the-money”.
(e)  The 2008 expense in accordance with FAS 123R is calculated as follows: Total options multiplied by the option grant date fair value per share and divided by the number of months for the full vesting period = expense per month. For grants in fiscal 2008, the expense commenced on the grant date of June 13, 2008.
(f)  The 2008 expense assuming intrinsic value is calculated as in footnote (d) above, but uses the intrinsic value instead of the option grant date fair value.

(4)  “Non-Equity Incentive Plan Compensation” Column. This column represents the cash portion of the performance bonus awards earned by the NEOs in fiscal 2008. As stated above in the “Compensation Discussion and Analysis” under “Bonuses,” 70% of the earned bonuses for the NEOs is paid in cash and the remaining 30% is paid in the form of deferred share awards, with the exception of the Chairman of the Board, who receives 100% of his regular bonus in cash. A NEO receives an incremental 20% in additional deferred shares to reflect the shift from a cash bonus award to a deferred share award with vesting restrictions.
     For fiscal 2008, the amounts in this column represent 100% of the bonus payment awarded for fiscal 2008 to Mr. Kevork Hovnanian and the cash portion or 70% of the total bonus amounts earned by Mr. Ara Hovnanian and Mr. Sorsby attributed to the achievement of the Net Debt Reduction measures of their respective bonus formulas, as described in more detail under “Bonuses” in the “Compensation Discussion and Analysis”. For fiscal 2008, the amounts in this column also reflect the cash portion or 70% of the total bonus amounts earned by Mr. Buchanan and Mr. Reinhart for fiscal 2008, on the basis of their achievement of the highest range of their personal objectives (“outstanding”), calculated at 60% and 40%, respectively, of their annual base salaries.
     None of the NEOs earned any bonus awards based on the ROACE measures of their respective bonus formulas as discussed in more detail under “Bonuses” in the “Compensation Discussion and Analysis”.

Fiscal 2008 Total Performance Bonuses (Supplemental Table)

	Total FY08	Total FY08 Bonus	Total FY08 Bonus
	Bonus	(based on	(based on
	(based on	Net Debt	Personal
	ROACE	Reduction	Objectives		30%	Additional		FY08
	Measure of	Measure of	(60%/40% of	70% Cash	Stock	20%	Total Stock	Bonus
Name	Bonus Formula)	Bonus Formula)	Base Salary))	Portion (a)	Portion	Gross-up	Portion (b)	Amount
Kevork S. Hovnanian	—	$889,402	N/A	N/A	N/A	N/A	N/A	$889,402
Ara K. Hovnanian	—	$1,399,003	N/A	$979,302	$419,701	$83,940	$503,641	$1,482,943
J. Larry Sorsby	—	$509,601	N/A	$356,721	$152,880	$30,576	$183,456	$540,177
Paul W. Buchanan	—	N/A	$168,000	$117,600	$50,400	$10,080	$60,480	$178,080
Peter S. Reinhart	—	N/A	$120,000	$84,000	$36,000	$7,200	$43,200	$127,200
(a)  These amounts are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Kevork Hovnanian’s total bonus amount earned for fiscal 2008 ($889,402), payable 100% in cash, is also shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(b)  These amounts reflect the total fiscal 2008 bonus attributed to deferred stock including the additional 20% gross-up and not the 2008 FAS 123R expense valuation that is reflected in the “Stock Awards” column of the Summary Compensation Table.

(5)  “All Other Compensation” Column. This column discloses all other compensation for the fiscal year, including reportable perquisites and other personal benefits.

For fiscal 2008, total perquisites and other personal benefits, and those that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO, were as follows:

Fiscal 2008 Perquisites (Supplemental Table)

			Fiscal 2008 Perquisites that Exceeded the Greater of $25,000
Total Perquisites and Description			or 10% of Total Perquisites
	Total Fiscal 2008	Types of Perquisites	Personal Use of Company’s	Personal Use of Company’s
Name	Perquisites	(a)	Aircraft (b)	Automobiles (c)
Kevork S. Hovnanian	$99,516	(1) (2) (4) (6) (7)	$27,063	$40,216
Ara K. Hovnanian	$271,467	(1) (2) (4) (5) (6) (7)	$113,212	$103,080
J. Larry Sorsby	$48,568	(3) (4) (5)	N/A	N/A
Paul W. Buchanan	$23,221	(2) (4) (5)	N/A	N/A
Peter S. Reinhart	$25,784	(3) (4) (5)	N/A	N/A
(a)   (1) Personal use of Company’s aircraft; (2) Personal use of the Company’s automobiles; (3) Perquisites related to executive’s use of their own vehicle; (4) Subsidized medical premiums for the remainder of the NEO’s employment with the Company; (5) Use of the Company’s Annual Executive Physical Exam Program; (6) Golf/country club membership fees; and (7) Personal tax preparation.
(b)   The incremental costs of personal use of the Company’s aircraft are calculated as (1) the total operating costs (including trip-based management fees) directly associated with personal trips, plus (2) the allocable share of all other costs of the aircraft for the fiscal year (including depreciation or lease payments) based upon the percentage of total hours flown during the fiscal year represented by personal trips. No “deadhead” flights occurred in fiscal 2008.
(c)  The incremental costs of personal use of the Company’s automobiles are calculated as the allocable share of all costs of the automobiles for the fiscal year (including depreciation) based upon the percentage of total miles driven during the fiscal year represented by personal trips.

In addition to the perquisites and other personal benefits listed above, the NEOs received the following other compensation in fiscal 2008:

Fiscal 2008 All Other Compensation Other Than Perquisites (Supplemental Table)

					Company Contributions
				Company’s	to the Executive
			Term Life	Contributions	Deferred
	Periodic	Charitable Cash	Insurance	To the Executive’s	Compensation Plan
Name	Service Award (a)	Contribution (b)	Premiums	Retirement Plan (401(k))	(“EDCP”) (c)
Kevork S. Hovnanian	—	—	$270	$ 10,350	$—
Ara K. Hovnanian	—	—	$450	$ 10,350	$54,077
J. Larry Sorsby	$38,462	$50,000	$450	$ 10,350	$34,229
Paul W. Buchanan	—	—	$420	$ 10,350	$12,889
Peter S. Reinhart	—	—	$450	$ 10,350	$12,062
(a)  Mr. J. Larry Sorsby received a periodic years of service award in fiscal 2008 for long-term service to the Company.
(b)  In December of 2007, the Compensation Committee approved a $175,000 cash contribution in the name of Mr. Sorsby to the Children’s Hospital of Philadelphia, payable in three installments as follows: $50,000 in 2008, $50,000 in 2009, and $75,000 in 2010.
(c)  Mr. K. Hovnanian does not participate in the Company’s executive deferred compensation plan (“EDCP”).

(6)  “Total” Compensation Column. This column reflects the sum of all the columns (the Salary, Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns) of the Summary Compensation Table.

Fiscal 2008 Total Compensation (Supplemental Table). The Fiscal 2008 Total Compensation (Supplemental Table) below includes the same amounts as the “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” columns of the Summary Compensation Table for fiscal 2008, but values stock awards and option awards for the fiscal year differently, as explained in footnote (a) below.

The table below is intended to provide additional, supplemental compensation disclosure and not as a replacement for the Summary Compensation Table.

Fiscal 2008 Total Compensation (Supplemental Table)

					Intrinsic	Change in
					Expense	Pension Value
			Stock Awards	Cash Awards	Value of	and
			Portion of	Portion of	Outstanding	Nonqualified		Total of All
		Fiscal 2008	Fiscal 2008	Fiscal 2008	Options in	Deferred	All Other	Columns of
	Fiscal 2008	Retention Cash	Performance	Performance	Fiscal 2008	Compensation	Compensation	Supplemental
Name	Salary	Bonus	Bonus (a)	Bonus	(b)	Earnings	in Fiscal 2008	Table
Kevork S. Hovnanian	$1,128,433	$0	N/A	$889,402	$0	$0	$110,136	2,127,971
Ara K. Hovnanian	$1,092,606	$0	$503,641	$979,302	$0	$0	$336,344	2,911,893
J. Larry Sorsby	$499,023	$75,000	$183,456	$356,721	$0	$0	$182,059	1,296,259
Paul W. Buchanan	$280,000	$50,000	$60,480	$117,600	$0	$0	$46,880	554,960
Peter S. Reinhart	$300,000	$50,000	$43,200	$84,000	$0	$0	$48,646	525,846
(a)   The “Stock Award Portion of Fiscal 2008 Performance Bonus” column of the above supplemental table is based on the market value of the performance-based deferred stock awards earned in fiscal 2008 as of October 31, 2008 instead of the amortization of the grant date fair value of stock awards granted in fiscal 2008 and in prior years, in accordance with FAS 123R for financial statement purposes, as discussed under footnote (2) above.

(b)   The “Intrinsic Expense Value of Outstanding Options in Fiscal 2008” column is based on the intrinsic expense value of unexercised stock option awards granted in fiscal 2008 and in prior years as of October 31, 2008, instead of the amortization of the grant date fair values of option awards granted in fiscal 2008 and in prior years, in accordance with FAS 123R for financial statement purposes, as discussed under footnote (3) above.

(II) GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008
     The following table summarizes both:
     (1) The potential equity and non-equity incentive plan awards that could have been earned by each of the NEOs at the SEC’s defined levels of “Threshold,” “Target,” and “Maximum” based on the performance-based awards granted to the NEOs in fiscal 2008; and
     (2) All other plan-based awards, such as stock options, granted in fiscal 2008.
     Each of the following columns is described in the footnotes below the table.

Grants of Plan-Based Awards in Fiscal 2008

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
								Number	Number of	or Base	Grant Date
								of Shares	Securities	Price of	Fair Value
								of Stock	Underlying	Option	of Stock
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			or	Options	Awards	and Option
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Units (3)	(#) (4)	($/Sh) (5)	Awards (6)
	Grant
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Kevork S.		—	$1,500,000 (1)	(1)	N/A	N/A	N/A
Hovnanian	N/A							—	—	—	—
Ara K.		—	(1)	(1)	(1)	(1)	(1)
Hovnanian	6/13/08							—	375,000	$6.46	$1,256,250
J. Larry		—	$875,000 (1)	(1)	(1)	$450,000 (1)	(1)
Sorsby	6/13/08							—	75,000	$6.46	$251,250
Paul W.		$39,200 (2)	$156,800 (2)	$294,000 (2)	$20,160 (2)	$80,640 (2)	$151,200 (2)
Buchanan	6/13/08							—	15,000	$6.46	$50,250
Peter S.		$42,000 (2)	$126,000 (2)	$252,000 (2)	$21,600 (2)	$64,800 (2)	$129,600 (2)
Reinhart	6/13/08							—	15,000	$6.46	$50,250

(1)  Estimated Possible Payments for Chairman, CEO, and CFO. As stated above under “Regular Bonuses” in “Compensation Discussion and Analysis,” the fiscal 2008 bonus formulas for Mr. K. Hovnanian, Mr. A. Hovnanian, and J. Larry Sorsby are based on the greater of the ROACE calculation method and Net Debt Reduction calculation method. For purposes related to the above presentation table, these NEOs would not earn any bonus under the Net Debt Reduction calculation method if the “net debt reduction” (as defined above under “Regular Bonuses” in the “Compensation

Discussion and Analysis”) was zero or below and would not earn any bonus under the ROACE calculation method if the ROACE percentage at the end of the fiscal year was zero or below (as was the case in fiscal 2008). Therefore, no values have been disclosed at the “threshold” level for purposes of the above presentation table for these NEOs.
       For purposes of the above table presentation, bonuses earned at the “target” levels for the Chairman and CFO would be equaled to the greater of (i) the ROACE calculation method which has a “target” percentage of 15% in accordance with the respective bonus formula tables and (ii) the amount that could be earned under the Net Debt Reduction calculation at the “target” level or the “mid-point” range of the respective bonus formula tables as described above under “Regular Bonuses” in “Compensation Discussion and Analysis.” Based on the greater of both components of their respective “target” levels of the bonus formulas, the ROACE portion of the bonus formula would be greater than the Net Debt Formula calculation for Mr K. Hovnanian and Mr. Sorsby. Therefore, Mr. K. Hovnanian would earn a total bonus of $1,500,000 and Mr. Sorsby would earn a total bonus of $1,325,000 under the “target” levels of their bonus program of which $875,000 would be paid in cash and $450,000 would be paid in deferred share awards. As stated previously, Mr. K. Hovnanian receives his regular bonus payment entirely in cash and 70% of the earned bonus for Mr. Sorsby is paid in cash and the remaining 30% is paid in the form of deferred share awards, plus an additional 20% gross-up of the deferred share amount to reflect the shift from a cash bonus award to a deferred share award with vesting restrictions. Based on this information, and since the Company does not maintain separate equity and non-equity performance incentive plans for the NEOs, for purposes of the above table presentation, the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns would represent the cash portion, or 70% of the total performance-based awards earned by Mr. J. Larry Sorsby and 100% of the total performance-based awards earned by Mr. K. Hovnanian under their respective bonus programs for fiscal 2008. In addition, the “Estimated Possible Payouts Under Equity Incentive Plan Awards” columns would represent the remaining deferred share portion, or 30%, plus the additional 20% gross-up amount of the total performance-based awards earned by J. Larry Sorsby. No awards would be shown for Mr. K. Hovnanian under the “Estimated Possible Payouts Under Equity Incentive Plan Awards” column since his performance-based award is paid entirely in cash.
       Under Mr. Ara Hovnanian’s bonus program, the target level (a 15% ROACE target amount) of the ROACE calculation method would provide for payment of 1.5% of pre-tax income. Mr. Ara Hovnanian’s bonus is the greater of the ROACE calculation method or the Net Debt Calculation method. Since the payment for the ROACE calculation method was not determinable at the time the fiscal 2008 bonus formula was established, no amounts are reflected for Mr. A. Hovnanian in the above presentation table.
       The maximum bonus payable under the ROACE calculation method is subject to the Company’s Short-Term Incentive Plan in which the maximum amount of an award to any participant with respect to a fiscal year is the greater of (x) $15,000,000 and (y) 2.5% of the Company’s income before income taxes for the year in respect of which the award is to be payable or distributed. The fixed potential maximums that can be earned under the Net Debt Reduction calculation for Mr. K. Hovnanian, Mr. A. Hovnanian, and J. Larry Sorsby are respectively $1,250,000, 2,000,000, and $750,000. The potential maximum earned under the ROACE calculation method, is, therefore, greater than the fixed maximum that can be earned under the Net Debt Reduction calculation method, but not yet determinable.

(2)  Estimated Possible Payments for the General Counsel and Chief Accounting Officer. As stated above under “Regular Bonuses” of the “Compensation Discussion and Analysis,” the fiscal 2008 bonus formula for Mr. Paul Buchanan and Mr. Peter Reinhart is based on both the ROACE calculation method and “Meeting Personal Objectives” method.
       For purposes of the above table presentation, the “Threshold” level is defined as when the ROACE percentage is at or below “zero” or the “Threshold” of the personal objectives established for Messrs. Buchanan and Mr. Reinhart at the beginning of the fiscal year as described above in the “Compensation Discussion and Analysis” under “Regular Bonuses” were achieved. Based on the “Threshold” level, these NEOs would not have earned a bonus payout for fiscal 2008 based on ROACE percentage and 20% of their respective base salaries for Messrs. Buchanan and Reinhart, based upon the “Threshold” achievement of  their personal objectives. For fiscal 2008, based on the “Threshold” level and distribution of payments as described below, Mr. Buchanan would have earned a total bonus of $59,360 of which $39,200 would have been earned in cash and $20,160 would have been earned in deferred share awards.  Respectively, for fiscal 2008, Mr. Reinhart would have earned a total bonus of $63,600 of which $42,000 would have been earned in cash and $21,600 would have been earned in deferred share awards.
       For purposes of this table presentation, the “Target” level is defined as when the Company’s ROACE percentage is at a minimum of 15% and if the “target” or “substantial” percentage of the personal objectives established for Mr. Buchanan and Mr. Reinhart at the beginning of the fiscal year were achieved. Based on their respective “Target” level, Mr. Buchanan and Mr. Reinhart would have earned 40% and 30%, respectively, of their base salaries under both calculation methods. For fiscal 2008, based on these “Target” levels and distribution of payment as described below, Mr. Buchanan would have earned a total bonus of $237,440 of which $156,000 would have been earned in cash and $80,640 would have been earned in deferred share awards. Respectively, for fiscal 2008, based on these “Target” levels, Mr. Reinhart would have earned a total bonus of $190,800 of which $126,000 would have been earned in cash and $64,800 would have been earned in deferred share awards.

      For purposes of this table presentation, the “Maximum” level is defined as the maximum award earned under the ROACE calculation method and if all or an “outstanding” percentage of the personal objectives established for Mr. Buchanan and Mr. Reinhart at the beginning of the fiscal year were achieved. The maximum bonus payable under the ROACE calculation method for these NEOs is capped at a “maximum” 25% ROACE level, in which Mr. Buchanan and Mr. Reinhart would have earned 90% and 80%, respectively, of their base salaries. In addition, these NEOs would also have earned 60% and 40%, respectively, of their base salaries by achieving an “outstanding” percentage of their personal objectives under the “Meeting Personal Objectives” method. For fiscal 2008, based on these “Maximum” levels and distribution of payment as described below, Mr. Buchanan would have earned a total bonus of $445,200 of which $294,000 would have been earned in cash and $151,200 would have been earned in deferred share awards. For fiscal 2008, based on these “Maximum” levels, Mr. Reinhart would have earned a total bonus of $381,600 of which $252,000 would have been earned in cash and $129,600 would have been earned in deferred share awards. As discussed under “Regular Bonuses” under “Compensation Discussion and Analysis,” at the discretion of the Compensation Committee, the bonus payable under the ROACE calculation may be extrapolated beyond the maximum ROACE level.
     As stated previously, 70% of the earned bonuses for Mr. Buchanan and Mr. Reinhart is paid in cash and the remaining 30% is paid in the form of deferred share awards, plus an additional 20% gross-up of the deferred share amount to reflect the shift from a cash bonus award to a deferred share award with vesting restrictions. Based on this information, and since the Company does not maintain separate equity and non-equity performance incentive plans for the NEOs, for purposes of the above table presentation, the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns would represent the cash portion, or 70% of the total performance-based awards earned by Mr. Buchanan and Mr. Reinhart. In addition, the “Estimated Possible Payouts Under Equity Incentive Plan Awards” columns would represent the remaining deferred share portion, or 30%, plus the additional 20% gross-up amount of the total performance-based awards earned by Mr. Buchanan and Mr. Reinhart.

(3)  “All Other Stock Awards: Number of Shares of Stock or Units” Column. This column discloses the number of restricted stock units (not tied to any financial or personal objectives performance measure) awarded to an NEO of which none were granted in fiscal 2008.

(4)  “All Other Option Awards: Number of Securities Underlying Options” Column. This column discloses the number of stock options (not tied to any financial or personal objectives performance measure) awarded to an NEO in fiscal 2008.

(5)  “Exercise or Base Price of Option Awards” Column. The methodology for calculating the option exercise price is the closing price per share of the Company’s Class A Common Stock on the day of the option grant on June 13, 2008 (which was $6.46).

(6)  “Grant Date Fair Value of Stock and Option Awards” Column. The grant date fair value of the restricted stock unit or stock option awards was computed in accordance with FAS 123R. This value for options was calculated based on the Black-Scholes option pricing model in which the option fair value as of the grant date (June 13, 2008) was determined to be $3.35.

(III) OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END
     The following table shows all unexercised stock options, unvested restricted stock, and unvested restricted stock units held at the end of fiscal 2008 by the NEOs.

Outstanding Equity Awards at Fiscal 2008 Year-End

OPTION AWARDS								STOCK AWARDS (1)
					Equity						Equity
					Incentive					Equity	Incentive
					Plan					Incentive	Plan Awards:
					Awards:					Plan Awards:	Market or
			Number of	Number of	Number of			Number		Number of	Payout Value
			Securities	Securities	Securities			of Shares	Market Value	Unearned	of Unearned
			Underlying	Underlying	Underlying			of Stock	of Shares of	Shares or	Shares or
			Unexercised	Unexercised	Unexercised	Option		that	Stock that	other Rights	other Rights
		Grant	Options #	Options #	Unearned	Exercise	Option	have not	have not	that have not	that have not
Name	(2)	date (3)	Exercisable	Unexercisable	Options #	Price ($)	Expiration Date	vested #	vested ($)	vested #	vested ($)
Kevork Hovnanian		—	—	—	—	—	—	—	—	—	—
Ara Hovnanian		10/28/99	150,000	—	—	$3.00	10/27/2009	—	—	—	—
		03/13/00	250,000	—	—	$2.88	3/12/2010	—	—	—	—
		03/13/01	250,000	—	—	$6.35	3/12/2011	—	—	—	—
		11/06/01	500,000	—	—	$5.58	11/5/2011	—	—	—	—
		11/13/02	450,000	150,000	—	$15.90	11/12/2012	—	—	—	—
Cancelled 12/2008	X	12/19/03	300,000	300,000	—	$44.13	12/18/2013	—	—	—	—
Cancelled 12/2008	X	12/03/04	87,500	262,500	—	$41.20	12/2/2014	—	—	—	—
Cancelled 12/2008	X	05/20/05	36,459	109,375	—	$56.82	5/19/2015	—	—	—	—
Cancelled 12/2008	X	05/19/06	—	375,000	—	$32.33	5/18/2016	—	—	—	—
		06/08/07	—	375,000	—	$21.45	6/7/2017	—	—	—	—
		06/13/08	—	375,000	—	$6.46	6/12/2018	—	—	—	—
		10/31/08	—	—	—	—	—	—	—	117,399	$503,641
J. Larry Sorsby		05/01/99	40,000	—	—	$4.13	4/30/2009	—	—	—	—
		03/21/00	40,000	—	—	$2.97	3/20/2010	—	—	—	—
		03/01/01	50,000	—	—	$5.35	2/28/2011	—	—	—	—
		11/06/01	50,000	—	—	$5.58	11/5/2011	—	—	—	—
		11/08/02	37,500	12,500	—	$16.35	11/7/2012	—	—	—	—
Cancelled 12/2008	X	12/19/03	25,000	25,000	—	$44.13	12/18/2013	—	—	—	—
Cancelled 12/2008	X	12/03/04	6,250	18,750	—	$41.20	12/2/2014	—	—	—	—
Cancelled 12/2008	X	05/20/05	2,605	7,812	—	$56.82	5/19/2015	—	—	—	—
Cancelled 12/2008	X	05/19/06	—	50,000	—	$32.33	5/18/2016	—	—	—	—
		06/08/07	—	50,000	—	$21.45	6/7/2017	—	—	—	—
		06/13/08	—	75,000	—	$6.46	6/12/2018	—	—	—	—
		10/31/08	—	—	—	—	—	—	—	42,764	$183,456
Paul Buchanan		08/28/00	15,000	—	—	$3.28	8/27/2010	—	—	—	—
		03/18/02	15,000	—	—	$12.13	3/17/2012	—	—	—	—
		05/21/04	2,500	2,500	—	$32.82	2/20/2014	—	—	—	—
		05/19/06	—	5,000	—	$32.33	5/18/2016	—	—	—	—
		06/13/08	—	15,000	—	$6.46	6/12/2018	—	—	—	—
		10/31/08	—	—	—	—	—	—	—	14,098	$60,480
Peter Reinhart		08/28/00	5,000	—	—	$3.28	8/27/2010	—	—	—	—
		03/18/02	15,000	—	—	$12.13	3/17/2012	—	—	—	—
		05/21/04	2,500	2,500	—	$32.82	5/20/2014	—	—	—	—
		05/19/06	—	5,000	—	$32.33	5/18/2016	—	—	—	—
		06/13/08	—	15,000	—	$6.46	6/12/2018	—	—	—	—
		10/31/08	—	—	—	—	—	—	—	10,070	$43,200
(1)  The amounts in these columns represent the deferred stock portion, including the additional 20% gross-up, of the NEOs’ total performance-based awards for fiscal 2008 that become fully vested on January 15, 2009.
(2)  The options identified by an “X” under this footnote were subsequently cancelled in December 2008 as part of a program to reduce the equity reserve “overhang” under the Stock Incentive Plan. As discussed in more detail above in “Actions For Fiscal 2009” under “Compensation Discussion and Analysis,” the Committee requested the cancellation of a number of “underwater” options that Mr. Ara Hovnanian (options to purchase 870,834 shares of Class B Common Stock and 600,000 shares of Class A Common Stock) and Mr. J. Larry Sorsby (options to purchase 135,417 shares of Class A Common Stock) held under the Stock Incentive Plan. The Company made no commitment to provide either Mr. Hovnanian or Mr. Sorsby with any other form of consideration in respect of the cancelled options.
(3)  All options vest 25% per year beginning on the third anniversary of the date of grant except for options granted on June 8, 2007 and June 13, 2008, which vest 25% per year beginning on the second anniversary of the date of grant.

(IV) OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008
     The following table discloses information with respect to stock options exercised by the NEOs in fiscal 2008 and stock awards held by them that vested in fiscal 2008:

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($)
Kevork S. Hovnanian	—	—	—	—
Ara K. Hovnanian	150,000	$1,011,938	—	—
J. Larry Sorsby (2)	40,000	$266,650	21,099	$194,302
Paul W. Buchanan (3)	15,000	$78,844	10,320	$59,698
Peter S. Reinhart (4)	—	—	8,800	$56,184
(1)  Based on the difference between the market price of the Company’s Class A Common Stock on the NYSE at the time of exercise of the option and the exercise price of the option.
(2)  Upon vesting, 21,099 shares of the Company’s Class A Common Stock were deferred into the Company’s nonqualified deferred compensation plan for executives (“EDCP”) in accordance with Mr. Sorsby’s prior election.
(3)  Upon vesting, 5,320 shares of the Company’s Class A Common Stock were deferred into the Company’s nonqualified deferred compensation plan for executives (“EDCP”) in accordance with Mr. Buchanan’s prior election.
(4)  Upon vesting, 3,800 shares of the Company’s Class A Common Stock were deferred into the Company’s nonqualified deferred compensation plan for executives (“EDCP”) in accordance with Mr. Reinhart’s prior election.

(V) NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2008
     The following table provides a summary of the NEOs’ participation in the Company’s nonqualified executive deferred compensation plan (“EDCP”) during fiscal 2008. Executives may defer both salary and performance-based bonus award payments under the EDCP. Mr. K. Hovnanian does not participate in the EDCP.

Nonqualified Deferred Compensation for Fiscal 2008

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings in	Withdrawals/	at Last Fiscal
Name	Last Fiscal Year (1)	Last Fiscal Year (2)	Last Fiscal Year (3)	Distributions (4)	Year (5)
Kevork S. Hovnanian	—	—	—	—	—
Ara K. Hovnanian	$54,077	$54,077	($5,771,657)	($7,849,772)	$3,280,863
J. Larry Sorsby	$228,532	$34,229	($1,237,280)	($3,538,784)	$671,800
Paul W. Buchanan	$44,437	$12,889	($258,190)	($474,466)	$197,156
Peter S. Reinhart	$54,852	$12,062	($61,307)	($849,034)	$46,806
(1)  “Executive Contributions in Last Fiscal Year” Column. This column represents (A) any deferrals of cash compensation by the NEO (including deferrals in excess of an NEO’s maximum 401(k) contribution amount (“401(k) excess” amount)), and (B) any deferred stock award which may have become vested in fiscal 2008 and was elected by the NEO to be deferred further under the EDCP. For fiscal 2008, Mr. Sorsby, Mr. Buchanan, and Mr. Reinhart, deferred 21,099 shares, 5,320 shares, and 3,800 shares, respectively, with the market values of $194,302, $31,547, and $22,534, respectively, as of the vesting date. The other NEOs’ contributions here principally represent 401(k) excess amounts which were deferred under the EDCP and which were included in the “Salary” column of the Summary Compensation Table. In addition, contributions under the EDCP also included deferrals of cash bonus amounts included in the “Bonus” column of the Summary Compensation Table.

(2)  “Registrant Contributions in Last Fiscal Year” Column. This column represents the Company’s matching contributions to the accounts of the NEOs in fiscal 2008 in respect of the executive’s contributions. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table. See footnote (5) to the Summary Compensation Table.

(3)  “Aggregate Earnings in Last Fiscal Year” Column. This column represents the unrealized earnings/(losses) of the EDCP’s total “account balance” as described in the narrative below. No such earnings are considered above-market or preferential and, accordingly, are not included in the Summary Compensation Table.

(4)  “Aggregate Withdrawals/Distribution” Column. This column represents the payouts or distributions to the NEOs of vested amounts of deferred compensation pursuant to their elections.

(5)  “Aggregate Balance at Last Fiscal Year” Column. This column represents the net balance of the NEOs’ EDCP accounts as of 10/31/08 based on an aggregation of all sub-accounts (discussed below). The majority of such balances reflects executive and Company contributions that were included in Summary Compensation tables in previous years.

Narrative to the Non-Qualified Deferred Compensation Table for Fiscal 2008

Total Account Balances
     The EDCP’s total account balance is equal to the sum of (1) the “Deferral Account” balance, (2) the “Company Contribution Account” balance, and (3) the “Deferred Share Deferral Account” balance. The “Deferral Account” balance amount includes that portion of a participant’s annual base salary, cash bonus, and any “401(k) excess” contribution amount, as elected by the participant, that is deferred in accordance with the EDCP’s provisions. The “Company Contribution Amount” balance consists of the annual company matching contribution amounts under the plan. The “Deferred Share Deferral Account” balance includes the value of vested stock awarded under any Company stock incentive plan for which shares may have been deferred under the EDCP.

EDCP’s Election Options
     In connection with the cash payments deferred under the EDCP, a participant may elect to invest in one or more of the “Measurement Funds” available under the EDCP:

Fund Class	Measurement Fund
Money Market Fund	Vanguard VIF Money Market
Income	PIMCo (VIT) Total Return Bond
Income	Vanguard VIF Hi-Yield Bond
Balanced	Vanguard VIF Balanced
Large Blend	PIMCo (VIT) Stocks Plus
Large Growth	Vanguard VIF Capital Growth
Large Value	T. Rowe Price Equity Income Portfolio
Mid Cap	T. Rowe Price Mid-Cap Growth
Small/Mid Value	First Eagle Overseas
Small Value	Royce Micro-Cap
Small Growth	Vanguard VIF Small Company
Aggressive-Growth	INVESCO (VIF) Dynamics
Foreign Large Blend	T. Rowe Price International
Phantom Stock	Company Stock

(VI) POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE
     The following table summarizes payments and benefits that would be payable to each of the NEOs in the event of their termination of employment or upon the occurrence of a change in control (“triggering event”). For purposes of this table, the effective date of termination is assumed to be October 31, 2008, the last business day of fiscal 2008.

Potential Payments Upon Termination Or Change-In-Control Table

Named Executive Officer	Voluntary Termination		Involuntary Termination			Change in Control
						Without	With
	With Good	Normal	Without	With	Death or	Qualified	Qualified
Form of Compensation	Reason	Retirement	Cause	Cause	Disability	Termination	Termination
Kevork S. Hovnanian
Accelerated vesting of cash retention awards (1)	—	—	—	—	—	—	—
Accelerated vesting of cash performance-based awards (2)	$889,402	$889,402	$889,402	—	$889,402	—	—
Accelerated vesting of equity awards (3)	—	—	—	—	—	—	—
Contractual Disability/Death Payment (4)	—	—	—	—	—	—	—
Total	$889,402	$889,402	$889,402	—	$889,402	—	—
Ara K. Hovnanian
Accelerated vesting of cash retention awards (1)	—	—	—	—	—	—	—
Accelerated vesting of cash performance-based awards (2)	—	—	$979,302	—	$979,302	—	—
Accelerated vesting of equity awards (3)	—	—	—	—	$503,641	—	—
Contractual Disability/Death Payment (4)	—	—	—	—	$10,000,000	—	—
Total	—	—	$979,302	—	$11,482,943	—	—
J. Larry Sorsby
Accelerated vesting of cash retention awards (1)	—	—	$75,000	—	$75,000	—	—
Accelerated vesting of cash performance-based awards (2)	—	—	$356,721	—	$356,721	—	—
Accelerated vesting of equity awards (3)	—	—	—	—	$183,456	—	—
Contractual Disability/Death Payment (4)	—	—	—	—	—	—	—
Total	—	—	$431,721	—	$615,177	—	—
Paul W. Buchanan
Accelerated vesting of cash retention awards (1)	—	—	$50,000	—	$50,000	—	—
Accelerated vesting of cash performance-based awards (2)	$117,600	$117,600	$117,600	—	$117,600	—	—
Accelerated vesting of equity awards (3)	$21,450	$21,450	—	—	$81,930	—	—
Contractual Disability/Death Payment (4)	—	—	—	—	—	—	—
Total	$139,050	$139,050	$167,600	—	$249,530	—	—
Peter S. Reinhart
Accelerated vesting of cash retention awards (1)	—	—	$50,000	—	$50,000	—	—
Accelerated vesting of cash performance-based awards (2)	$84,000	$84,000	$84,000	—	$84,000	—	—
Accelerated vesting of equity awards (3)	$21,450	$21,450	—	—	$64,650	—	—
Contractual Disability/Death Payment (4)	—	—	—	—	—	—	—
Total	$105,450	$105,450	$134,000	—	$198,650	—	—
For purposes of this table presentation, consideration of the forms of compensation or additional payments or benefits to an NEO in the event of a triggering event include:

(1)  Accelerated vesting of cash retention awards. The retention bonuses discussed above under “Discretionary Bonuses” in the “Compensation Discussion and Analysis” were awarded in December 2007, with 50% earned and paid during fiscal 2008 and the remaining 50% subject to vesting and payment after the date of the table presentation. Such bonuses would have only been payable if the NEO had remained continuously employed by the Company through the applicable vesting date; however, if an NEO’s termination were due to a reduction in force, position elimination, death, or disability, the NEO would have been eligible for a prorated payment through his termination date, less any amounts previously paid.

(2)  Accelerated vesting of cash performance-based awards. According to the Company’s bonus program’s policies and procedures, the cash portion of an NEO’s total 2008 performance-based bonus award is considered earned only if he is on the payroll and employed by the Company on the scheduled date that it is paid. However, if an NEO’s termination were due to retirement on or after age 58, a reduction in force, position elimination, death or disability, the NEO would be eligible for a prorated payment through his termination date, less any amounts previously paid. The values in the table represent 100% of the cash portion of an NEO’s fiscal 2008 bonuses that were payable no later than January 15, 2009.

(3)  Accelerated vesting of equity awards.

  Deferred Equity Awards. As of 10/31/08, all NEOs were fully vested in their deferred share awards, except for the fiscal 2008 deferred stock portion of the NEOs total performance-based awards that become fully vested on January 15, 2009. Stock awards deferred under the Company’s standard deferred share program may be unvested; however, all stock awards deferred into the Company’s non-qualified executive deferred compensation plan (“EDCP”) are already vested and the participant would receive all amounts of compensation deferred under the terminated arrangements within twelve months of the date the Company takes irrevocable action to terminate and liquidate the arrangements. In accordance with the Company’s deferred share award policy, in the event that an executive terminates for any reason other than the executive’s death or disability, the unvested deferred share award would be cancelled immediately without payment therefor. Under circumstances other than death, disability, or qualified retirement, any unvested restricted stock units are cancelled in accordance with the Company’s restricted stock unit agreements. As is customary, Mr. K. Hovnanian did not receive any deferred share awards under the bonus program.

  Option Awards. On October 31, 2008, the closing market price of the Company’s stock ($4.29) was less than the exercise price of any unvested outstanding option grants for any of the NEOs and, thereafter, the value of the acceleration of such grants would have been zero since all of such option grants would have been be out-of-the money. Under circumstances other than death, disability, or qualified retirement, any unvested stock options are cancelled in accordance with the Company’s stock option agreements.

(4)  Contractual Disability and Death Payment.

  Mr. Ara Hovnanian’s contractual arrangement: In February 2006, the Company entered into an agreement with Mr. A. Hovnanian, President and Chief Executive Officer, that provides that in the event of his disability or death during his employment with the Company he (or his designated beneficiary, estate or legal representative) will be entitled to receive a lump sum payment of $10 million. This agreement replaces a pre-existing agreement in which Mr. A Hovnanian (or his legal representative or estate) would have received, in the event of his disability or death during his employment with the Company, payments equal to the average of the sum of his annual base salary and the annual bonus amount earned by him in respect of the three full preceding calendar years.

For purposes of this table, the following programs were also considered.

  Base salary continuation plan payments. The Company does not maintain such plans.

  Contractual disability/death payments. Only Mr. Ara Hovnanian has this arrangement, which is described under footnote (4) above.

  Other perquisites and benefits. There are no existing severance arrangements or policies which would extend perquisites or other benefits to the NEOs upon a triggering event that would not otherwise be also available to any employee of the Company.

(VII) NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2008

     The Committee annually reviews the compensation program for directors who are not employees of the Company and makes recommendations to the Board of Directors for their approval. The compensation program for non-employee Directors has not changed since fiscal 2006 when the Committee reviewed a study of non-employee Director compensation involving the Company’s Peer Group prepared by PM&P. In December of 2008, the Board of Directors approved the following non-employee Director benefits for fiscal 2009, which reflected no changes since fiscal 2006:

  Annual retainer of $40,000 with an additional retainer of $20,000 for each committee on which a Director serves (each paid 50% in cash and 50% in stock);
  Annual grant of 5,000 stock options with an additional 2,000 stock options for each committee on which a Director serves; and
  Meeting fees of $3,000 per Board meeting held in person, $2,000 per telephonic Board meeting, $5,000 per Committee meeting held in person and $2,500 per telephonic Committee meetings.

     For additional information related to non-employee Director compensation, please also refer to the “Non-Employee Director Compensation for Fiscal 2008” table below.
     In conjunction with promoting high ethical standards for the distribution of equity-based incentives, the Committee also established the second Friday in January of each year as the date for payment of the non-employee director Board retainer and the date for establishment of the stock price for purposes of calculation of the stock portion of the non-employee Director Board retainer.

     The following table summarizes the compensation of the Company’s Non-Employee Directors related to their services in fiscal 2008.

Non-Employee Director Compensation for Fiscal 2008
					Change in
					Pension Value
	Fees				and Nonqualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation	Total
Robert B. Coutts	$89,004	$29,996	$83,019	—	—	—	$202,019
Edward A. Kangas	$161,503	$49,997	$197,507	—	—	—	$409,007
Joseph A. Marengi	$69,004	$29,996	$83,019	—	—	—	$182,019
John J. Robbins	$92,004	$29,996	$78,777	—	—	—	$200,777
Stephen D. Weinroth	$161,503	$49,997	$197,507	—	—	—	$409,007

(1) “Fees Earned or Paid in Cash” Column. The amounts in this column represent the combined value of fiscal 2008 annual retainer and meeting fees paid in cash (including approximately 50% of the total annual retainer fee) as shown below. The remaining approximately 50% of the total annual retainer fee is paid in shares of the Company’s Class A Common Stock. For a full description of the annual retainer and meeting fees, share awards, and stock option awards to non-employee directors, see the discussion preceding this table.

Total Fees Earned or Paid in Cash (Supplemental Table)

		FY08 Annual Retainer Fees
	FY08	Cash Payment
	Meeting	(represents 50% of the total
Name	Fees	Annual Retainer Fees) (a)	Cash Total
Robert B. Coutts	$59,000	$30,004	$89,004
Edward A. Kangas	$111,500	$50,003	$161,503
Joseph A. Marengi	$39,000	$30,004	$69,004
John J. Robbins	$62,000	$30,004	$92,004
Stephen D. Weinroth	$111,500	$50,003	$161,503
(a) Subject to rounding.
(2) “Stock Awards” Column. The amounts in this column represent the remaining approximately 50% of the total annual retainer fee paid in shares of the Company’s Class A Common Stock resulting in the total retainer amount for fiscal 2008 as shown in the table below. The dollar amounts in this table also represent the expense recognized for financial statement purposes in accordance with FAS 123R. The assumptions used in the calculation of these amounts are included in footnotes 3 and 15 to the Company’s audited financial statements for fiscal 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

Total Annual Retainer (Supplemental Table)

			FY08 Annual Retainer
			Fees Cash Payment
	FY08 Annual Retainer Fees		(represents 50% of the	Total
	Stock Payment (represents	Number	total Annual Retainer	Annual
	50% of the total Annual	of Shares	Fees; also shown in	Retainer for
Name	Retainer Fees) (a) (b)	Represented	footnote (1) above) (b)	Fiscal 2008
Robert B. Coutts	$29,996	5,084	$30,004	$60,000
Edward A. Kangas	$49,997	8,474	$50,003	$100,000
Joseph A. Marengi	$29,996	5,084	$30,004	$60,000
John J. Robbins	$29,996	5,084	$30,004	$60,000
Stephen D. Weinroth	$49,997	8,474	$50,003	$100,000
(a) Non-employee Director stock awards have no vesting restrictions and are valued as of the market value on the day of grant.
(b) Subject to rounding.

(3) “Option Awards” Column. The amounts in this column reflect stock options awarded both in fiscal 2008 and in prior years and are based on amortization of the grant date fair value of the option awards in accordance with FAS 123R for financial statement purposes. Assumptions used in this calculation of these amounts are set forth in footnotes 3 and 15 to the Company’s audited financial statements for fiscal 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008.
     The FAS 123R expenses for option awards shown in this column are based on the Black-Scholes valuations of stock granted in both fiscal 2008 and in prior years and are based on the value of the Company’s stock at higher levels than its market value as of fiscal year-end.
     Due to the decline the Company’s stock, if the valuation for the same options were based on their intrinsic value (calculated as the difference between the value of the option based upon the Company’s share price as of the market close on October 31, 2008 and the option exercise price) rather than the FAS 123R expense valuation, a significant percentage of the same options would be “out of the money” and have no intrinsic value as reflected in the table below.

Intrinsic Expensed Value (Positive or Negative) of Unexercised Stock Options vs. FAS 123R Expense (Supplemental Table)

									2008 Expense
			Share	Option Grant	Closing			2008	Assuming
			Price at	Date Fair	Price of			Expense Per	Intrinsic
Name of		Grant	Grant	Value per	Stock at	Total	Intrinsic Value as	FAS 123R	Value as of
Non-Employee Director	(a)	Date (b)	Date	Share (c)	10/31/2008	Shares	of 10/31/08 (d)	(e)	10/31/08 (f)
Robert Coutts	X	5/19/06	$32.33	$18.67	$4.29	5,000	($140,200)	$31,116	$ —
		6/8/07	$21.45	$10.44	$4.29	7,000	($120,120)	$48,720	$ —
		6/13/08	$6.46	$3.35	$4.29	7,000	($15,190)	$3,183	$ —
								$83,019	$ —
Edward Kangas		6/8/07	$21.45	$10.44	$4.29	11,000	($188,760)	$182,497	$ —
		6/13/08	$6.46	$3.35	$4.29	11,000	($23,870)	$15,010	$ —
								$197,507	$ —
Joseph Marengi	X	5/19/06	$32.33	$18.67	$4.29	5,000	($140,200)	$31,116	$ —
		6/8/07	$21.45	$10.44	$4.29	7,000	($120,120)	$48,720	$ —
		6/13/08	$6.46	$3.35	$4.29	7,000	($15,190)	$3,183	$ —
								$83,019	$ —
John Robbins		6/8/07	$21.45	$10.44	$4.29	7,000	($120,120)	$69,223	$ —
		6/13/08	$6.46	$3.35	$4.29	7,000	($15,190)	$9,554	$ —
								$78,777	$ —
Weinroth, Stephen		6/8/07	$21.45	$10.44	$4.29	11,000	($188,760)	$182,497	$ —
		6/13/08	$6.46	$3.35	$4.29	11,000	($23,870)	$15,010	$ —
								$197,507	$ —
(a)  The options identified by an “X” under this footnote were subsequently cancelled in January 2009 as part of a program to reduce the equity reserve “overhang” under the Stock Incentive Plan. As discussed in more detail above in “Actions for Fiscal 2009” under “Compensation Discussion and Analysis”, the Committee requested the cancellation of a number of “underwater” options. The Company made no commitment to provide any of the non-management Directors with any form of consideration in respect of the cancelled options.
(b)  Stock options vest one-third per year beginning on the first anniversary of the date of grant. If prior to the stock option termination date the non-management Director ceases to be a member of the Board of Directors due to death, Disability or Retirement, the stock option, to the extent not previously vested and exercised, immediately becomes fully vested and exercisable and remains exercisable until the earlier of (i) the stock option termination date and (ii) the first anniversary of the non-management Director’s death, Disability, or Retirement.“Retirement” is defined as termination as a member of the Board of Directors on or after age 60, or on or after age 58 with at least 15 years of “Service” to the Company immediately preceding such termination.
(c)  The option grant date fair value per share is based on the Black-Scholes option pricing model, using assumptions in the calculation of these amounts as set forth in footnotes 3 and 15 to the Company’s audited financial statements for fiscal 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008.
(d)  The intrinsic value represents the difference between the market value as of October 31, 2008 and the option exercise price multiplied by total number of shares; where negative, this represents how much the applicable grant is “out-of-the-money”.
(e)  The 2008 expense in accordance with FAS 123R is calculated as follows: Total options multiplied by the option grant date fair value per share and divided by the number of months for the full vesting period = expense per month. For grants in fiscal 2008, the expense commenced on the grant date of June 13, 2008.
(f)  The 2008 expense assuming intrinsic value is calculated as footnote (c) above, but uses the intrinsic value instead of the option grant date fair value.

       The following table discloses the grant date fair value (based on Black-Scholes option pricing model) for the total stock options granted to Non-Employee Directors in fiscal 2008 only:
	Number of Options	Option Fair
	Granted (as of June 13,	Value per Share	Total Grant
Non-Employee Director	2008 grant date) (a)	at Grant Date	Date Fair Value
Robert B. Coutts	7,000	$3.35	$23,450
Edward A. Kangas	11,000	$3.35	$36,850
Joseph A. Marengi	7,000	$3.35	$23,450
John J. Robbins	7,000	$3.35	$23,450
Stephen D. Weinroth	11,000	$3.35	$36,850
(a)  For fiscal 2008, non-employee Directors were granted 5,000 stock options for serving on the Company’s Board of Directors and an additional 2,000 stock options for each Board committee on which the non-employee director served.

       The following table shows the total numbers of all unexercised stock options (exercisable and unexercisable) that each of the non-employee directors held at the end of fiscal 2008:

Outstanding Option Awards at Fiscal 2008 Year-End (Supplemental Table)

			Number of	Number of
			Securities	Securities	Equity Incentive Plan
			Underlying	Underlying	Awards: Number of	Option
			Unexercised	Unexercised	Securities Underlying	Exercise
			Options #	Options #	Unexercised Unearned	Price	Option
Name	(a)	Grant date (b)	Exercisable	Unexercisable	Options #	($)	Expiration Date
Robert B. Coutts	X	05/19/06	3,333	1,667	—	$32.33	05/18/16
Robert B. Coutts		06/08/07	2,333	4,667	—	$21.45	06/07/17
Robert B. Coutts		06/13/08	—	7,000	—	$6.46	06/12/18
Totals			5,666	13,334

Edward A. Kangas	X	01/13/04	15,000	—	—	$36.93	01/12/14
Edward A. Kangas	X	01/18/05	9,000	—	—	$51.68	01/17/15
Edward A. Kangas	X	05/20/05	4,500	—	—	$56.82	05/19/15
Edward A. Kangas	X	05/19/06	7,333	3,667	—	$32.33	05/18/16
Edward A. Kangas		06/08/07	3,667	7,333	—	$21.45	06/07/17
Edward A. Kangas		06/13/08	—	11,000	—	$6.46	06/12/18
Totals			39,500	22,000

Joseph A. Marengi	X	05/19/06	3,333	1,667	—	$32.33	05/18/16
Joseph A. Marengi		06/08/07	2,333	4,667	—	$21.45	06/07/17
Joseph A. Marengi		06/13/08	—	7,000	—	$6.46	06/12/18
Totals			5,666	13,334

John J. Robbins		11/06/01	5,000	—	—	$5.58	11/05/11
John J. Robbins	X	01/13/04	15,000	—	—	$36.93	01/12/14
John J. Robbins	X	01/18/05	7,000	—	—	$51.68	01/17/15
John J. Robbins	X	05/20/05	3,500	—	—	$56.82	05/19/15
John J. Robbins	X	05/19/06	4,667	2,333	—	$32.33	05/18/16
John J. Robbins		06/08/07	2,333	4,667	—	$21.45	06/07/17
John J. Robbins		06/13/08	—	7,000	—	$6.46	06/12/18
Totals			37,500	14,000

Stephen D. Weinroth		11/06/01	10,000	—	—	$5.58	11/05/11
Stephen D. Weinroth	X	01/13/04	15,000	—	—	$36.93	01/12/14
Stephen D. Weinroth	X	01/18/05	9,000	—	—	$51.68	01/17/15
Stephen D. Weinroth	X	05/20/05	4,500	—	—	$56.82	05/19/15
Stephen D. Weinroth	X	05/19/06	7,333	3,667	—	$32.33	05/18/16
Stephen D. Weinroth		06/08/07	3,667	7,333	—	$21.45	06/07/17
Stephen D. Weinroth		06/13/08	—	11,000	—	$6.46	06/12/18
Totals			49,500	22,000

(a)  The options identified by an “X” under this footnote were subsequently cancelled in January 2009 as part of a program to reduce the equity reserve “overhang” under the Stock Incentive Plan. As discussed in more detail above in “Actions for Fiscal 2009” under “Compensation Discussion and Analysis”, the Committee requested the cancellation of a number of “underwater” options. The Company made no commitment to provide any of the non-management Directors with any form of consideration in respect of the cancelled options.
(b)  Stock options vest one-third per year beginning on the first anniversary of the date of grant. If prior to the stock option termination date the non-management Director ceases to be a member of the Board of Directors due to death, Disability or Retirement, the stock option, to the extent not previously vested and exercised, immediately becomes fully vested and exercisable and remains exercisable until the earlier of (i) the stock option termination date and (ii) the first anniversary of the non-management Director’s death, Disability, or Retirement. “Retirement” is defined as termination as a member of the Board of Directors on or after age 60, or on or after age 58 with at least 15 years of “Service” to the Company immediately preceding such termination.

THE AUDIT COMMITTEE
Membership, Independence, & Qualifications
     Messrs. Kangas, as Chairman, Robbins and Weinroth are the members of the Audit Committee. In the judgment of the Company’s Board of Directors, each member of the Audit Committee is independent as required by both the rules of the NYSE and regulations of the SEC, and an “audit committee financial expert” in accordance with SEC regulations.

Responsibilities of the Audit Committee & Charter
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is governed by its Charter, which was adopted in March 2000 and last amended on February 6, 2008. The Audit Committee Charter is available on the Company’s public website, www.khov.com, under “Investor Relations/Corporate Governance.”

Policies & Procedures Established By Audit Committee
     In accordance with SEC regulations, the Audit Committee has established procedures for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report or other audit, review, or attest services. The Company’s independent registered public accounting firm will report directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between such firm and management regarding financial reporting.
     In fiscal year 2003, the Audit Committee established whistle blowing procedures as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 303A.07(c)(iii) of the NYSE Corporate Governance Rules. These procedures are discussed in the Company’s Code of Ethics (Section IV.G.) which is available on the Company’s public website at www.khov.com under “Investor Relations/Governance.”

Audit and Non-Audit Services Pre-Approval Policy
     The Audit Committee has also established procedures for the pre-approval of audit and non-audit services provided by an independent registered public accounting firm. The Company’s “Audit and Non-Audit Services Pre-Approval Policy” (“Pre-Approval Policy”) was most recently reviewed and approved by the Audit Committee at its meeting held on October 24, 2008.
     As set forth in the Pre-Approval Policy, audit services require specific approval by the Audit Committee, except for certain services that have received general pre-approval by the Audit Committee.
     In accordance with the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. Prior to establishing the list of pre-approved services, the Audit Committee determines if the Company’s independent registered public accounting firm is an effective provider of services. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. For fiscal year 2009, there are four categories of services that have received general pre-approval by the Audit Committee: Audit, Audit-Related, Tax and All Other Services and the pre-approved dollar amount for such services may not exceed $100,000 per engagement.

     The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit or permitted non-audit services to be provided by the independent registered public accounting firm, so long as decisions are presented to the full Audit Committee at its next scheduled meeting.

THE AUDIT COMMITTEE REPORT
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements included in the Annual Report on Form 10-K with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee has reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles:
  the overall scope and plans for such accounting firm’s respective audits of the Company, such accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, such accounting firm’s independence from management and the Company, including matters in the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the Public Accounting Oversight Board, “Communication with Audit Committees Concerning Independence,” and received by the Company, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. I. AU Section 380), as adopted by the Public Company Accounting Oversight Board, which we refer to as the PCAOB, in Rule 3200T, other standards of the PCAOB, rules of the Securities and Exchange Commission, and other applicable regulations.
     The Audit Committee, as part of its Charter, reviews quarterly with management the Company’s financial statements prior to their being filed with the SEC. In addition, the Audit Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2008, which was filed with the SEC on December 24, 2008.

AUDIT COMMITTEE

Edward A. Kangas, Chair
John J. Robbins
Stephen D. Weinroth

FEES PAID TO PRINCIPAL ACCOUNTANT

Audit Fees
     The aggregate fees billed by Ernst & Young LLP for each of fiscal year 2008 and fiscal year 2007 for professional services rendered for the audit of our consolidated financial statements, for the reviews of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods during fiscal years 2008 and 2007, the audit of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2008 and 2007, or for services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort and consent letters in connection with SEC filings and financing transactions, for those fiscal years were $3,689,000 and $3,615,000, respectively.

Audit-Related Fees
     The aggregate fees billed by Ernst & Young LLP in each of fiscal year 2008 and fiscal year 2007 for assurance and related services that were reasonably related to performance of the audit or review of the Company’s consolidated financial statements and that are not reported under “Audit Fees” above were $72,000 and $46,500, respectively. These services consisted of employee benefit plan audits, and accounting consultation.

Tax Fees
     The aggregate fees billed by Ernst & Young LLP in each of fiscal year 2008 and fiscal year 2007 for professional services rendered for tax compliance, tax advice and tax planning were $590,000 and $56,000, respectively.

All Other Fees
     There were no fees billed in fiscal years 2008 or 2007 for products and services provided by Ernst & Young LLP, other than the services described above.

Pre-Approval Policies and Procedures
     All of the services covered under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. For a discussion of the Audit Committee’s pre-approval policies and procedures, see “The Audit Committee” above.

PRINCIPAL ACCOUNTANT INDEPENDENCE
     The Audit Committee has determined that the provision of all non-audit services performed by Ernst & Young LLP were compatible with maintaining its independence.

CORPORATE GOVERNANCE
     The Corporate Governance Committee is primarily responsible for reviewing the Company’s existing Corporate Governance Guidelines and further developing such guidelines and other policies and procedures that enhance the Company’s corporate governance.
     In accordance with promoting strong corporate governance, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, controller and all other associates of the Company, including its Directors and other officers. The Company has also adopted Corporate Governance Guidelines.
     The Company makes available to the public various corporate governance related information on its public website (www.khov.com) under “Investor Relations/Governance” and to any shareholder who requests such information in writing. Information on the website includes the Company’s Code of Ethics, Corporate Governance Guidelines (including the Related Person Transaction Policy) and Committee Charters, including the Audit Committee Charter, the Compensation Committee Charter, and the Corporate Governance Committee Charter.

     Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors by corresponding to the address below. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter.

Attn: Board of Directors of Hovnanian Enterprises, Inc.
c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee
Privileged & Confidential
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, N.J. 07701

     The Company’s non-employee Directors meet without management after each regularly scheduled meeting of the Board of Directors. The presiding Director is selected at each meeting by the directors in attendance. Shareholders, associates of the Company and other interested parties may communicate directly with non-employee Directors as a group by corresponding to the address below. Members of the non-employee Director group include: Messrs. Coutts, Kangas, Marengi, Robbins and Weinroth. All non-employee Directors are “independent” in accordance with NYSE rules. Mr. Kangas will report to all non-employee Directors any correspondence which is received by him as indicated by the urgency of the matter, or at the next scheduled meeting of non-employee Directors.

Attn: Non-Employee Directors of Hovnanian Enterprises, Inc.
c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee
Privileged & Confidential
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, N.J. 07701

     In addition, associates of the Company may anonymously report concerns or complaints via the K. Hovnanian Corporate Governance Hotline or by following the procedure discussed in the Company’s Code of Ethics.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Board has adopted a written Related Person Transaction Policy (the “Related Person Transaction Policy”) to assist it in reviewing, approving and ratifying related person transactions and to assist the Company in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Company’s Corporate Governance Guidelines and its Code of Ethics.
     The Related Person Transaction Policy provides that all Related Person Transactions covered by the Related Person Transaction Policy and involving a director, director nominees, executive officer or greater than 5% shareholder or an immediate family member of any such person are prohibited, unless approved or ratified by the disinterested members of the Board of Directors or the Corporate Governance Committee. The Company’s employees, directors, director nominees, executive officers and their immediate family members are required to provide prompt and detailed notice of any purported Related Person Transaction (as defined in the Related Person Transaction Policy) to the Company’s General Counsel or Chief Financial Officer, who in turn must promptly forward such notice and information to the Chairperson of the Board of Directors or the Corporate Governance Committee and will advise the Corporate Governance Committee or disinterested directors as to whether the Related Person Transaction will be required to be disclosed in applicable regulatory filings. The Company’s Compliance Manager will document all non-reportable and reportable Related Person Transactions.
     In reviewing Related Person Transactions for approval or ratification, the Corporate Governance Committee or disinterested directors will consider the relevant facts and circumstances, including, without limitation:
  the commercial reasonableness of the terms;
  the benefit and perceived benefit (or lack thereof) to the Company;

  opportunity costs of alternate transactions;
  the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person; and
  with respect to a non-employee director or nominee, whether the transaction would compromise the director’s (1) independence under the NYSE rules and Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee; (2) independence under the Company’s Amended Certificate of Incorporation; (3) status as an outside director under Section 162(m) of the Internal Revenue Code if such non-employee director serves on the Compensation Committee; or (4) status as a “non-employee director” under Rule 16b-3 of the Exchange Act if such non-employee director serves on the Compensation Committee.
     The Corporate Governance Committee or the disinterested directors will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s best interests and the best interests of its shareholders.

     Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:
  the Company was or is to be a participant;
  the amount involved exceeds $120,000; and
  any related person had or will have a direct or indirect material interest.
     A copy of our Related Person Transaction Policy is available as part of our Corporate Governance Guidelines on our website at www.khov.com under “Investors Relations/Governance.”

Relationships
     Mr. K. Hovnanian, the Chairman of the Board of Directors, is the father of Mr. A. Hovnanian, the Chief Executive Officer and the Vice Chairman of the Board of Directors.

Related Transactions
     The related transactions discussed below were entered into prior to the adoption of our Related Person Transaction Policy and were approved by the Board of Directors.
     During the year ended October 31, 2003, we entered into an agreement to purchase land in California for approximately $31.1 million from an entity that is owned by a family relative of our Chairman of the Board and our Chief Executive Officer. As of October 31, 2008, we have an option deposit of $3.2 million related to this land acquisition agreement. In connection with this agreement, we also have consolidated $10.3 million in accordance with FIN 46R under “Consolidated inventory not owned” in the Consolidated Balance Sheets. Neither the Company nor the Chairman of the Board or Chief Executive Officer has a financial interest in the relative’s company from whom the land was purchased.
     During the year ended October 31, 2001, we entered into an agreement to purchase land from an entity that is owned by a family relative of our Chairman of the Board and our Chief Executive Officer, totaling $26.9 million. As of October 31, 2008, all of this property has been purchased, and during fiscal 2008, the Company delivered the remaining four lots that were in inventory. Neither the Company nor the Chairman of the Board or Chief Executive Officer has a financial interest in the relative’s company from whom the land was purchased.
     During the year ended October 31, 2001, we entered into an agreement to purchase land in Maryland for approximately $3.0 million from a group that consists of relatives of Geaton Decesaris, Jr., formerly a member of our Board of Directors. We had posted a deposit of $100,000 and purchased the property when final approvals were in place. The property was purchased in November 2001 and there are no lots remaining to be sold as of October 31, 2007 of an original 147 lots. During the time he was a member of the Board of Directors, Geaton Decesaris, Jr. had no financial interest in the relatives’ ownership and sale of land to the Company.
     During the second quarter of 2006, an existing lease on a building occupied by one of our companies in the Southeast was amended. The lessor is a company, whom at the time of the transaction, was owned partly by Geaton A. Decesaris, Jr., formerly a member of the Company’s Board of Directors. The amendment provided for an increase in the square footage of the lease space, an increased security deposit related to the square footage increase and an increase in the lease term. In total, the lease is for 39,637 square feet at $18.86 per square foot per year, with a total security deposit of $34,511.

     During the years ended October 31, 2008, 2007 and 2006, an engineering firm owned by a relative of our Chairman of the Board and Chief Executive Officer provided services to the Company totaling $2.6 million, $3.6 million, and $5.0 million, respectively. Neither the Company nor Chairman of the Board or Chief Executive Officer has a financial interest in the relative’s company from whom the services were provided.
     In December 2005, we entered into an agreement to purchase land in New Jersey from an entity that is owned by family relatives of our Chairman of the Board and our Chief Executive Officer at a base price of $25 million. The land will be acquired in four phases over a period of 3 years from the date of acquisition of the first phase. On June 11, 2008, the parties amended the purchase agreement and closed title to 43 of the 86 homes in phase one. The purchase of the balance of phase one was deferred, but such purchase must occur simultaneously with the scheduled closing of any of the three remaining phases. The purchase prices for all phases are subject to an increase in the purchase price for the phase of not less than 7% per annum from February 1, 2008; a deposit in the amount of $500,000 has been made by the Company. Neither the Company nor the Chairman of the Board or the Chief Executive Officer has a financial interest in the relatives’ company from whom the land will be purchased.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 19, 2009.
     Our 2009 proxy statement, the Company’s Annual Report to Shareholders for the year ended October 31, 2008 (which is not deemed to be part of the official proxy soliciting materials), proxy cards (for Class A Common Stock shareholders and registered Class B Common Stock shareholders) and any amendments to the foregoing materials that are required to be furnished to shareholders are available online at www.proxyvote.com.
     For information on how to obtain directions to the Company’s 2009 Annual Meeting, please call our Investor Relations department at 1-800-815-9680.

GENERAL

Solicitation
     The solicitation of proxies is being made primarily by mail, but directors, officers, employees, and contractors retained by us may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by us. In addition, we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting
     Unless otherwise directed, the persons named in the proxy card(s) intend to vote all shares represented by proxies received by them in favor of the election of the nominees to the Board of Directors of the Company named herein and in favor of the ratification of the selected independent registered public accounting firm and as recommended by the Board of Directors. All proxies will be voted as specified.
     Each share of Class A Common Stock entitles the holder thereof to one vote and each share of Class B Common Stock entitles the holder thereof to ten votes. Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class for proposals that require the affirmative vote of the holders of a majority in voting power of all common stock represented in person or by proxy at the 2009 Annual Meeting, voting together. All votes will be certified by the Inspectors of Election, who are employees of the Company. Abstentions and broker non-votes will have no effect on the vote because such shares are not votes cast.
     Notwithstanding the foregoing, the Company’s amended Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company’s knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held continuously, since the date of issuance, for the benefit or account of the same named beneficial owner of such shares (as defined in the amended Certificate of Incorporation) or any Permitted Transferee (as defined in the amended Certificate of Incorporation). Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must properly complete their voting instruction card, which is specially designed for beneficial owners of Class B Common Stock. The Company has also supplied nominee holders of Class B Common Stock with instructions and specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company’s amended Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed, and received not less than 3 nor more than 20 business days prior to March 19, 2009. Proxy cards should be mailed to Hovnanian Enterprises, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, N.Y., 11717.

Additional Matters
     Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it has no information that others will attempt to do so. If other matters requiring the vote of shareholders properly come before the meeting and any adjournments or postponements thereof, it is the intention of the persons named in the proxy cards to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the 2010 Annual Meeting of  Shareholders must be received by the Company no later than October 7, 2009. Shareholder proposals submitted after December 21, 2009 will be considered untimely for purposes of SEC Rule 14a-4.

By Order of the Board of Directors
HOVNANIAN ENTERPRISES, INC.
Red Bank, New Jersey
February 4, 2009

HOVNANIAN ENTERPRISES, INC. 110 WEST FRONT STREET P.O. BOX 500 RED BANK, NJ 07701
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HVNEN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposal 2.

Vote On Directors

1.	Election of directors.
	Nominees:
	01)	Kevork S. Hovnanian	05)	Joseph A. Marengi
	02)	Ara K. Hovnanian	06)	John J. Robbins
	03)	Robert B. Coutts	07)	J. Larry Sorsby
	04)	Edward A. Kangas	08)	Stephen D. Weinroth

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
Vote On Proposal		For	Against	Abstain

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2009.	☐	☐	☐

3.	Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please mark, sign, date and return the proxy card promptly. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE 2009 ANNUAL MEETING OF SHAREHOLDERS OF HOVNANIAN ENTERPRISES, INC.

Please call our Investor Relations department at 1-800-815-9680 for directions to the Company's 2009 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

HVNEN2

PROXY

HOVNANIAN ENTERPRISES, INC.

Class A Common Stock

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Peter S. Reinhart and Paul W. Buchanan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, N.Y. 10017, at 10:30 a.m. on March 19, 2009, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated February 3, 2009 and upon all other matters properly coming before said meeting.

This proxy, when properly executed, will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending October 31, 2009; and (3) on any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1) and (2).

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

HOVNANIAN ENTERPRISES, INC. 110 WEST FRONT STREET P.O. BOX 500 RED BANK, NJ 07701
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HVNEN3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposal 2.

Vote On Directors

1.	Election of directors.
	Nominees:
	01)	Kevork S. Hovnanian	05)	Joseph A. Marengi
	02)	Ara K. Hovnanian	06)	John J. Robbins
	03)	Robert B. Coutts	07)	J. Larry Sorsby
	04)	Edward A. Kangas	08)	Stephen D. Weinroth

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
Vote On Proposal		For	Against	Abstain

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2009.	☐	☐	☐

3.	Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please mark, sign, date and return the proxy card promptly. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE 2009 ANNUAL MEETING OF SHAREHOLDERS OF HOVNANIAN ENTERPRISES, INC.

Please call our Investor Relations department at 1-800-815-9680 for directions to the Company's 2009 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

HVNEN4

PROXY

HOVNANIAN ENTERPRISES, INC.

Nominee Holder of Class B Common Stock

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Peter S. Reinhart and Paul W. Buchanan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held in the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, N.Y. 10017, at 10:30 a.m. on March 19, 2009, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Proxy Statement dated February 3, 2009 and upon all other matters properly coming before said meeting.

This proxy, when properly executed, will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending October 31, 2009; and (3) on any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1) and (2).

According to the certification of the beneficial owner of the shares represented by this proxy, such beneficial owner (A) has been the beneficial owner of _______ of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined in paragraph 4(A)(i) of paragraph FOURTH of the Company's amended Certificate of Incorporation) of any such beneficial owner and (B) has not been the beneficial owner of _______ of such shares continuously since the date of their issuance nor a Permitted Transferee of any such beneficial owner.

If no certification is made by the beneficial owner of the shares represented by this proxy, it will be deemed that all shares of Class B Common Stock represented by this proxy have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of the shares represented by this proxy or any Permitted Transferee.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

HOVNANIAN ENTERPRISES, INC. 110 WEST FRONT STREET P.O. BOX 500 RED BANK, NJ 07701
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HVNEN5	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposal 2.

Vote On Directors

1.	Election of directors.
	Nominees:
	01)	Kevork S. Hovnanian	05)	Joseph A. Marengi
	02)	Ara K. Hovnanian	06)	John J. Robbins
	03)	Robert B. Coutts	07)	J. Larry Sorsby
	04)	Edward A. Kangas	08)	Stephen D. Weinroth

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
Vote On Proposal		For	Against	Abstain

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2009.	☐	☐	☐

3.	Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please mark, sign, date and return the proxy card promptly. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE 2009 ANNUAL MEETING OF SHAREHOLDERS OF HOVNANIAN ENTERPRISES, INC.

Please call our Investor Relations department at 1-800-815-9680 for directions to the Company's 2009 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

HVNEN6

PROXY

HOVNANIAN ENTERPRISES, INC.

Class B Common Stock

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Peter S. Reinhart and Paul W. Buchanan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, N.Y. 10017, at 10:30 a.m. on March 19, 2009, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated February 3, 2009 and upon all other matters properly coming before said meeting.

This proxy when properly executed will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending October 31, 2009; and (3) on any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1) and (2).

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

HOVNANIAN ENTERPRISES, INC. ANNUAL MEETING FOR HOLDERS AS OF 1/22/09 TO BE HELD ON 3/19/09

Your vote is important. Thank you for voting.

To vote by Mail
1)	Read the Proxy Statement.
2)	Check the appropriate boxes on the voting instruction form below.
3)	Sign and date the voting instruction form.
4)	Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HVNIA1

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following material is available at www.proxyvote.com. Notice and Proxy Statement and Annual Report
THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations. Vote on Directors
1.	Election of directors.
	Nominees:
	01)	Kevork S. Hovnanian	05)	Joseph A. Marengi
	02)	Ara K. Hovnanian	06)	John J. Robbins
	03)	Robert B. Coutts	07)	J. Larry Sorsby
	04)	Edward A. Kangas	08)	Stephen D. Weinroth

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

			PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON	☐
Instruction to Vote on Proposals		For	Against	Abstain

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2009.	☐	☐	☐

3.	Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposal 2.

By signing below, the undersigned certifies that (A) with respect to ______ of the shares represented by this voting instruction card, the undersigned has been the beneficial owner of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined In paragraph 4(A)(i) of paragraph FOURTH of the Company's amended Certificate of Incorporation) of any such beneficial owner and (B) with respect to the remaining ______ shares represented by this voting instruction card, the undersigned has not been the beneficial owner of such shares continuously since the date of their issuance nor is the undersigned a Permitted Transferee of any such beneficial owner.

If no certification is made, it will be deemed that all shares of Class B common stock represented by this voting instruction card have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any Permitted Transferee.

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope. This voting instruction card must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

Signature [PLEASE SIGN ON LINE]	Date	Signature [Joint Owners]	Date